                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                     among


                                   CRSS INC.,
                                    Borrower


                          NATIONSBANK OF TEXAS, N.A.,
                                     Agent


                                      and


                           THE LENDERS NAMED HEREIN,
                                    Lenders


                                  $50,000,000


                             AS OF JANUARY 18, 1994

                               TABLE OF CONTENTS


   SECTION 1     DEFINITIONS AND TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2     Number and Gender of Words . . . . . . . . . . . . . . . . . . . . . . . .   10
         1.3     Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . .   10

   SECTION 2     COMMITMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.1     Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.2     Borrowing Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.3     LC Subfacility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.4     Reduction or Termination . . . . . . . . . . . . . . . . . . . . . . . . .   14

   SECTION 3     TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.1     Notes and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.2     Interest and Principal Payments  . . . . . . . . . . . . . . . . . . . . .   14
         3.3     Interest Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.4     Quotation of Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.5     Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.6     Interest Recapture . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.7     Interest Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.8     Maximum Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.9     Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.10    Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.11    Order of Application . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.12    Sharing of Payments, Etc.. . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.13    Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.14    Booking Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.15    Basis Unavailable or Inadequate for LIBOR Rate . . . . . . . . . . . . . .   18
         3.16    Additional Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.17    Change in Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.18    Funding Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         3.19    Extension of Termination Date  . . . . . . . . . . . . . . . . . . . . . .   19

   SECTION 4     FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.1     Treatment of Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.2     Agency Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.3     LC Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.4     Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.5     Facility Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

   SECTION 5     CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

   SECTION 6     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . .   20
         6.1     Purpose of Credit Facility . . . . . . . . . . . . . . . . . . . . . . . .   20
         6.2     Corporate Existence, Good Standing, and Authority  . . . . . . . . . . . .   20
         6.3     Material Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         6.4     Authorization and Contravention  . . . . . . . . . . . . . . . . . . . . .   20
         6.5     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21





                                      (i)

         6.6     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         6.7     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         6.8     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         6.9     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         6.10    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         6.11    Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         6.12    Government Regulations . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         6.13    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . .   22
         6.14    Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         6.15    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         6.16    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         6.17    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

   SECTION 7     AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         7.1     Items to be Furnished  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         7.2     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         7.3     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         7.4     Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         7.5     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         7.6     Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         7.7     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         7.8     Maintenance of Existence, Assets, and Business . . . . . . . . . . . . . .   24
         7.9     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         7.10    Preservation and Protection of Rights  . . . . . . . . . . . . . . . . . .   24
         7.11    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         7.12    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         7.13    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         7.14    Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

   SECTION 8     NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         8.1     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         8.2     Prepayment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . .   26
         8.3     Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         8.4     Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         8.5     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         8.6     Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . .   26
         8.7     Compliance with Laws and Documents . . . . . . . . . . . . . . . . . . . .   26
         8.8     Loans, Advances, and Investments . . . . . . . . . . . . . . . . . . . . .   26
         8.9     Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . . . .   27
         8.10    Mergers and Dissolutions . . . . . . . . . . . . . . . . . . . . . . . . .   28
         8.11    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         8.12    Fiscal Year and Accounting Methods . . . . . . . . . . . . . . . . . . . .   28
         8.13    Government Regulations . . . . . . . . . . . . . . . . . . . . . . . . . .   28

   SECTION 9     FINANCIAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         9.1     Cash Flow Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         9.2     Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         9.3     Liquidity Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         9.4     Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29





                                      (ii)

   SECTION 10    DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.1    Payment of Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.2    Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.3    Debtor Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.4    Judgments and Attachments  . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.5    Government Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.6    Misrepresentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.7    Ownership of Other Companies . . . . . . . . . . . . . . . . . . . . . . .   29
         10.8    Default Under Other Agreements . . . . . . . . . . . . . . . . . . . . . .   30
         10.9    SEC Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . .   30
         10.10   Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         10.11   LCs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         10.12   Validity and Enforceability of Loan Papers . . . . . . . . . . . . . . . .   30

   SECTION 11    RIGHTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         11.1    Remedies Upon Default  . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         11.2    Company Waivers.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         11.3    Performance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         11.4    Not in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         11.5    Course of Dealing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         11.6    Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         11.7    Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .   31
         11.8    Diminution in Value of Collateral  . . . . . . . . . . . . . . . . . . . .   31

   SECTION 12    AGREEMENT AMONG LENDERS  . . . . . . . . . . . . . . . . . . . . . . . . .   32
         12.1    Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         12.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         12.3    Proportionate Absorption of Losses . . . . . . . . . . . . . . . . . . . .   33
         12.4    Delegation of Duties; Reliance . . . . . . . . . . . . . . . . . . . . . .   33
         12.5    Limitation of Agent's Liability  . . . . . . . . . . . . . . . . . . . . .   33
         12.6    Default; Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         12.7    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . .   34
         12.8    Relationship of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . .   35
         12.9    Foreign Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         12.10   Benefits of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .   35

   SECTION 13    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.1    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.2    Nonbusiness Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.3    Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.4    Form and Number of Documents . . . . . . . . . . . . . . . . . . . . . . .   35
         13.5    Exceptions to Covenants  . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.6    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         13.7    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         13.8    Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         13.9    Entirety . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         13.10   Venue; Service of Process; Jury Trial  . . . . . . . . . . . . . . . . . .   36
         13.11   Amendments, Consents, Conflicts, and Waivers . . . . . . . . . . . . . . .   37
         13.12   Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         13.13   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37





                                     (iii)

         13.14   Successors and Assigns; Participations . . . . . . . . . . . . . . . . . .   38
         13.15   Discharge Only Upon Payment in Full; Reinstatement
                   in Certain Circumstances . . . . . . . . . . . . . . . . . . . . . . . .   39
         13.16   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

                             SCHEDULES AND EXHIBITS


SCHEDULE 1                Parties; Addresses; Committed Sums; Wiring Information
SCHEDULE 2                Material Companies
SCHEDULE 3                Existing SPPEs
SCHEDULE 5                Conditions Precedent
SCHEDULE 6.2              Jurisdictions of Incorporation and Business
SCHEDULE 6.3              Corporate Structure
SCHEDULE 6.7              Litigation
SCHEDULE 6.11             Permitted Liens
SCHEDULE 6.13             Transactions with Affiliates

EXHIBIT A                 Promissory Note
EXHIBIT B                 Guaranty
EXHIBIT C                 Notice of Borrowing
EXHIBIT D                 Notice of LC
EXHIBIT E                 Notice of Conversion
EXHIBIT F                 Compliance Certificate
EXHIBIT G                 Assignment





                                      (iv)

                     AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of January 18, 1994, among CRSS INC., a Delaware corporation ("BORROWER"), Lenders (defined below), and NationsBank of Texas, N.A., as Agent for itself and the other Lenders.

         WHEREAS, Borrower, Agent and Lenders are party to that certain Credit Agreement dated as of February 1, 1993 (as heretofore amended, the "EXISTING AGREEMENT"); and

         WHEREAS, Borrower has requested various modifications to the Existing Agreement, including, without limitation, an increase in the amount of available credit to an amount not to exceed $50,000,000;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Agent and Lenders agree that the Existing Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 1        DEFINITIONS AND TERMS.

         1.1     Definitions.  As used in the Loan Papers:

         AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, that Person. For purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies (whether through ownership of voting securities, by contract, or otherwise).

         AGENT means NationsBank of Texas, N.A., and its successor or successors as agent for Lenders under this Agreement.

         AGREEMENT means this Amended and Restated Credit Agreement, as amended, supplemented, and restated from time to time.

         APPLICABLE MARGIN means, for any day, the margin of interest over the Base Rate or the LIBOR Rate, as the case may be, that is applicable when any interest rate is determined under this agreement. The Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Cash Flow, as follows:



                                              Applicable
                                              Margin for       Applicable Margin
                                               Base Rate         for LIBOR Rate
      Ratio of Funded Debt to Cash Flow       Borrowings           Borrowings
      ---------------------------------       ----------           ----------
       Less than or equal to 1.0 to 1.0         0.000%               0.750%

       Greater than 1.0 to 1.0 but less         0.000%               1.125%
       than or equal to 2.0 to 1.0

       Greater than 2.0 to 1.0                  0.250%               1.500%

Cash Flow is calculated for the most recently completed four fiscal quarters of Borrower and Funded Debt is calculated as of the last day of such four fiscal quarter period. The ratio shall be deemed to be greater than 1.0 to 1.0 but less than 2.0 to 1.0 until delivery of Financial Statements for the fiscal quarter of Borrower ending March 31, 1994, as required by SECTION 7.1, and the related Compliance Certificate. Upon such delivery, the ratio applicable to any Advance made thereafter shall be determined from such Financial Statements and shall thereafter be determined from the Current Financials and any related Compliance Certificate. If Borrower ever fails to timely furnish to Agent the Financial Statements required by SECTION 7.1 and any related Compliance Certificate, then the maximum Applicable Margin shall apply until Borrower furnishes such Financial Statements and Compliance Certificate to Agent.

         APPLICABLE PERCENTAGE means, for any day, the commitment fee percentage that is applicable when any commitment fee is determined under this Agreement. The Applicable Percentage is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Cash Flow, as follows:



            Ratio of Funded Debt to            Applicable
                   Cash Flow                   Percentage
                   ---------                   ----------
       Less than or equal to 1.0 to 1.0          0.250%

       Greater than 1.0 to 1.0 but less          0.250%
       than or equal to 2.0 to 1.0

       Greater than 2.0 to 1.0                   0.375%

Cash Flow is calculated for the most recently completed four fiscal quarters of Borrower and Funded Debt is calculated as of the last day of such four fiscal quarter period. The ratio shall be deemed to be greater than 1.0 to 1.0 but less than 2.0 to 1.0 until delivery of Financial Statements for the fiscal quarter of Borrower ending March 31, 1994, as required by SECTION 7.1, and the related Compliance Certificate. Upon such delivery, the ratio applicable to any Advance made thereafter shall be determined from such Financial Statements and shall thereafter be determined from the Current Financials and any related Compliance Certificate. If Borrower ever fails to timely furnish to Agent the Financial Statements required by SECTION 7.1 and any related Compliance Certificate, then the maximum Applicable Percentage shall apply until Borrower furnishes such Financial Statements and Compliance Certificate to Agent.

         BASE RATE means, for any day, the greater of (a) the annual interest rate most recently announced by Agent as its prime rate in effect at its principal office in Dallas, Texas, automatically fluctuating upward and downward with and at the time specified in each announcement without special notice to Borrower or any other Person (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer), and (b) the sum of the Federal Funds Rate plus 0.5%.

         BASE RATE BORROWING means a Borrowing bearing interest at the Base
Rate.

         BORROWER is defined in the preamble to this Agreement.

         BORROWING means any amount disbursed (a) by one or more Lenders to or on behalf of Borrower under the Loan Papers, whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment under an LC (until such payment is reimbursed in accordance with the applicable LC Agreement) or (b) by any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Paper.

         BORROWING DATE is defined in SECTION 2.2(A).

         BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by Law to be closed in Dallas, Texas, or New York, New York, and (b) for purposes of any LIBOR Rate Borrowing, a day that commercial banks are open for domestic or international business in London.

         CAPITAL LEASE means any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet.

         CASH FLOW means, when determined, the sum of:

         (a)     CRSS Capital Cash Flow, plus

         (b) an amount calculated in accordance with GAAP on a consolidated basis for Borrower and its Consolidated Subsidiaries (excluding CRSS Capital, Inc.) as follows:

                 (i) recurring earnings from continuing operations, excluding extraordinary gains and losses and before taxes (for the most recently-completed four fiscal quarters of Borrower)

                 adjusted by

                 (ii) deducting cash taxes paid or adding cash tax refunds received (in either case, for the most recently-completed four fiscal quarters of Borrower)

                          plus

                 (iii) depreciation and amortization expense (for the most recently-completed four fiscal quarters of Borrower)

                          minus

                 (iv) all cash dividends paid and all cash purchases of treasury stock during the four most recently-completed fiscal quarters of Borrower.

         CASH SOURCES means, when determined, the sum of:

         (a)     CRSS Capital Cash Flow, plus

         (b) an amount calculated on a consolidated basis for Borrower and its Consolidated Subsidiaries (excluding CRSS Capital, Inc.) as follows:

                 (i) recurring earnings from continuing operations, excluding extraordinary gains and losses and before taxes (for the most recently-completed four fiscal quarters of Borrower)

                 adjusted by

                 (ii) deducting cash taxes paid or adding cash tax refunds received (in either case, for the most recently-completed four fiscal quarters of Borrower)

                 plus

                 (iii) depreciation and amortization expense (for the most recently-completed four fiscal quarters of Borrower)

                 plus or minus (as the case may be)

                 (iv)     other non-cash operating items.

         CASH USES means, when determined, an amount calculated as follows on a consolidated basis for Borrower and its Consolidated Subsidiaries (excluding CRSS Capital, Inc., unless and until it becomes a wholly-owned Subsidiary of Borrower):

         (a)     33% of the sum of (i) the then-existing Principal Debt, and
                 (ii) 50% of the then-existing Total Letter of Credit Exposure (other than the Lakewood LC Exposure)

                 plus

         (b) Funded Debt due within one year (excluding the Obligation, reimbursement obligations on undrawn letters of credit, and Funded Debt as to which no recourse to any such Company exists other than recourse only to specific assets of a direct or indirect Subsidiary of CRSS Capital, Inc.)

                 plus

         (c) capital expenditures during the four most recently-completed fiscal quarters of Borrower plus

         (d) the greater of (i) zero, and (ii) 33% of the sum of (x) all Obligatory Payments scheduled to be made in the next 12 months, plus (y) 50% of all Obligatory Payments scheduled to be made after the 12th succeeding month, but on or before the Termination Date, minus (z) Unencumbered Cash of Borrower and its Consolidated Subsidiaries

                 plus

         (e) all cash dividends paid during the four most recently-completed fiscal quarters of Borrower plus

         (f) all cash purchases of treasury stock during the four most recently-completed fiscal quarters of Borrower.

         CODE means the Internal Revenue Code of 1986, as amended, and related rules and regulations.

         COMMITMENT PERCENTAGE means the proportion that a Lender's Committed Sum bears to the aggregate Committed Sums of all Lenders.

         COMMITMENT USAGE means, when determined and without duplication, the sum of (a) the Principal Debt and (b) the Lenders' LC Exposure.

         COMMITTED SUM means the amounts (which are subject to reduction and cancellation as provided in this Agreement) stated beside a Lender's name on
SCHEDULE 1 as most recently amended under this Agreement.

         COMPANIES means, when determined, Borrower and each of its Subsidiaries.

         COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT F.

         CONSOLIDATED DEBT means, when determined, recourse Funded Debt of Borrower and the Consolidated Subsidiaries, calculated on a consolidated basis (including, without limitation, 100% of Total Letter of Credit Exposure, other than the Lakewood LC Exposure and exposure on letters of credit issued in lieu of retainage on project payments or as performance guaranties, and 50% of exposure on letters of credit issued in lieu of retainage on project payments or as performance guaranties).

         CONSOLIDATED NET WORTH means, when determined, the consolidated stockholders' equity of Borrower and the Consolidated Subsidiaries, calculated in accordance with GAAP but excluding currency translation adjustments.

         CONSOLIDATED SUBSIDIARY means, when determined, any Person whose financial accounts should be consolidated with the financial accounts of Borrower in accordance with GAAP.

         CONSOLIDATED TANGIBLE NET WORTH means, when determined, the consolidated stockholders' equity of Borrower and the Consolidated Subsidiaries, calculated in accordance with GAAP but excluding currency translation adjustments, minus (i) all write-ups of assets of a going concern business made within twelve months after the acquisition of such business subsequent to September 30, 1993, in the book value of any asset owned by Borrower or any Consolidated Subsidiary, and (ii) all unamortized debt discount and expense, unamortized deferred charges (including deferred taxes), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses, and other intangible assets.

         CRSS CAPITAL CASH FLOW means, when determined, recurring cash flow of CRSS Capital, Inc. in the form of Distributions and administrative fees from SPPEs (less actual expenses of CRSS Capital, Inc. and cash advances made by CRSS Capital, Inc. to any SPPE (in each case, for the four most recently-completed four fiscal quarters of Borrower)).

         CURRENT FINANCIALS means, when determined, the consolidated Financial Statements of Borrower and its Subsidiaries most recently delivered to Agent under SECTIONS 5, 7.1(A), or 7.1(B), as the case may be.

         DEBT means (without duplication), for any Person, (a) all obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, (b) liabilities secured (or for which the holder of the Debt has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, and (d) all guaranties, endorsements, and other contingent obligations with respect to Debt of others (other than endorsements for collection or deposit in the ordinary course of business).

         DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, fraudulent transfer, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors.

         DEFAULT is defined in SECTION 10.

         DEFAULT RATE means an annual rate of interest equal from day to day to the lesser of (a) the Base Rate plus 2% and (b) the Maximum Rate.

         DETERMINING LENDERS means, when determined, any combination of Lenders holding at least 66.7% of the aggregate Committed Sums or, if any Borrowings are unpaid, 66.7% of the Principal Debt.

         DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by that Person, (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend on or with respect to those securities, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

         EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company.

         ENVIRONMENTAL LAW means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and related rules and regulations.

         ERISA AFFILIATE means any Person that, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of Section 414 of the Code.

         EXHIBIT means an exhibit attached to this Agreement unless otherwise specified.

         EXISTING BANK DEBT means all Debt owed by any Company arising under the $40,000,000 Credit Agreement dated as of February 1, 1993, among Borrower, the banks listed therein, and NationsBank of Texas, N.A., as agent.

         EXISTING SPPES means each entity listed on SCHEDULE 3.

         FEDERAL FUNDS RATE means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Agent to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers published for such day by the Federal Reserve Bank of New York on the next Business Day; provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be the rate for such transactions published for the preceding Business Day, or (b) if those rates are not published for any Business Day, the average of the quotations at approximately 10:00 a.m. (Dallas, Texas time) on such Business Day received by Agent from three Federal funds brokers of recognized standing selected by Agent in its sole discretion.

         FINANCIAL STATEMENTS means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared in accordance with GAAP. Profit and loss statements and statements of cash flow must be in comparative form to the corresponding period of the preceding fiscal year, and balance sheets and reconciliations of capital and surplus must be in comparative form to the prior year-end figures.

         FUNDED DEBT means, as of the date of determination, the following:
(i) all obligations for borrowed money (whether as a direct obligor on a promissory note, a reimbursement obligor on a letter of credit, a guarantor, or otherwise) plus (but without duplication) (ii) all Capital Lease obligations calculated in accordance with GAAP.

         FUNDING LOSS means any loss (excluding loss of anticipated profit, if any) or expense that any Lender reasonably incurs because (a) Borrower fails or refuses (for any reason whatsoever other than a default by Agent or the Lender claiming such loss or expense) to take any Borrowing that it has requested under this Agreement, or (b) Borrower prepays or pays any LIBOR Rate Borrowing or converts any LIBOR Rate Borrowing to a Base Rate Borrowing, in each case, before the last day of the applicable Interest Period.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

         GUARANTOR means each direct or indirect wholly-owned Subsidiary of Borrower that (i) owns at least 5% of Borrower's consolidated assets, (ii) contributed at least 5% of Borrower's consolidated earnings before interest and taxes, calculated for the four fiscal quarters of Borrower most recently completed, or (iii) accounted for at least 5% of Consolidated Tangible Net Worth. Borrower's Form 10-Q or Form 10-K, whichever was most recently filed with the Securities and Exchange Commission, shall resolve any dispute among the parties hereto as to the applicability of any of the foregoing clauses. As of the date hereof, the following Companies are Guarantors: CRSS Services, Inc., CRSS Architects, Inc., CRSS Constructors, Inc., CRS Sirrine Engineers, Inc., and CRSS Constructors International, Inc.

         GUARANTY means a guaranty substantially in the form of EXHIBIT B.

         HAZARDOUS SUBSTANCE means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.

         INTEREST PERIOD is determined in accordance with SECTION 3.9.

         LAKEWOOD LC means that LC issued by Agent on behalf of Borrower under this Agreement in the approximate amount of $23,000,000 in connection with the Lakewood cogeneration project and any renewal thereof or replacement therefor.

         LAKEWOOD LC EXPOSURE means the face amount of the Lakewood LC.

         LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

         LC means a letter of credit issued by Agent under this Agreement and an LC Agreement.

         LC AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to Agent) submitted by Borrower to Agent for an LC for the account of any Company.

         LC SUBFACILITY means a subfacility for the issuance of LCs, as described in SECTION 2.3.

         LENDERS means the financial institutions named on SCHEDULE 1 or on the most recently amended SCHEDULE 1, if any, delivered by Agent under this Agreement, and, subject to this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

         LENDERS' LC EXPOSURE means, without duplication, the sum of (a) the aggregate face amount of all undrawn and uncancelled LCs, plus (b) the aggregate unpaid reimbursement obligations of Borrower under drawings or drafts under any LC; provided that for purposes of calculations under SECTIONS 9.1,
9.2 AND 9.4, Lenders' LC Exposure shall not include the Lakewood LC Exposure.

         LIBOR RATE means, with respect to a LIBOR Rate Borrowing for the relevant Interest Period, the annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the quotient obtained by dividing (a) the rate that deposits in United States dollars are offered by Agent to banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of the applicable Interest Period in an amount comparable to the amount of the LIBOR Rate Borrowing and having a maturity approximately equal to the applicable Interest Period; by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to the relevant Interest Period.

         LIBOR RATE BORROWING means a Borrowing bearing interest at the sum of the LIBOR Rate plus the Applicable Margin.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor to have its claim satisfied out of any property or assets, or the proceeds therefrom, before the general creditors of the owner thereof.

         LITIGATION means any action by or before any Tribunal.

         LOAN PAPERS means (a) this Agreement, certificates delivered under this Agreement, and Exhibits and Schedules to this Agreement, (b) all agreements, documents, and instruments in favor of Agent or Lenders (or Agent on behalf of Lenders) ever delivered under this Agreement or otherwise delivered in connection with all or any part of the Obligation, (c) all LCs and LC Agreements, and (d) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         MATERIAL ADVERSE EVENT means any circumstance or event that, individually or collectively, would reasonably be expected to result in any material and adverse effect on (a) the ability of any Company to perform any of its payment or other material obligations under the Loan Papers or the ability of Agent or any Lender to enforce any of those obligations or any of their respective Rights under the Loan Papers, or (b) the financial condition of the Companies as a whole as represented to Lenders in the Current Financials.

         MATERIAL COMPANY means each Company listed on SCHEDULE 2 (as amended from time to time as approved by Determining Lenders).

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, that Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         NOTES is defined in SECTION 3.1(A).

         NOTICE OF BORROWING means a notice substantially in the form of EXHIBIT C.

         NOTICE OF CONVERSION is defined in SECTION 3.10.

         NOTICE OF LC is defined in SECTION 2.3(A).

         OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals, increases, and extensions thereof, or any part thereof, now or hereafter owed to Agent or any Lender by any Company under any Loan Paper, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers or in connection with the protection of Rights under the Loan Papers.

         OBLIGATORY PAYMENTS means all equity infusions, stock repurchases, and similar investment-related payments required to be made by any Company (excluding CRSS Capital, Inc., and its Subsidiaries, unless and until CRSS Capital, Inc., becomes a wholly-owned Subsidiary of Borrower).

         PARTICIPANT is defined in SECTION 13.14(B).

         PARIBAS means Paribas North America, Inc.

         PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.

         PERMITTED LIENS means Liens described on SCHEDULE 6.11.

         PERSON means any individual, entity, or Tribunal.

         POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance that would, with the giving of notice or lapse of time or both, become a Default.

         PRINCIPAL DEBT means, when determined, the aggregate unpaid principal balance of all Borrowings.

         PRO RATA and PRO RATA PART means, when determined for any Lender, the proportion that the Principal Debt owed to it bears to the aggregate Principal Debt owed to all Lenders.

         PURCHASER is defined in SECTION 13.14(C).

         REPORTABLE EVENT has the meaning specified in Section 4043 of ERISA in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations.

         REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

         RESERVE REQUIREMENT means, with respect to any LIBOR Rate Borrowing for the relevant Interest Period, the maximum aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Law) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

         RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, treasurer, or assistant treasurer of Borrower.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         SCHEDULE means a schedule attached to this Agreement unless specified otherwise.

         SPPE means a special-purpose project entity in which CRSS Capital, Inc. has an ownership interest, including the Existing SPPEs.

         SUBSIDIARY of any Person means any entity of which at least 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

         TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon that Person, its income, or any of its properties, franchises, or assets.

         TERMINATION DATE means the earlier of (a) January 31, 1996, (subject, however, to the annual extension of such anniversary date under SECTION 3.19),
(b) the effective date that Lenders' commitments to lend under this Agreement are otherwise cancelled or terminated in accordance with this Agreement, and
(c) if Borrower fails to timely comply with SECTION 7.14, January 31, 1995.

         TOTAL COMMITMENT means, when determined, the sum of all Committed Sums for all Lenders (as reduced or cancelled under this Agreement) then in effect.

         TOTAL LETTER OF CREDIT EXPOSURE means, without duplication, the sum of
(a) the aggregate face amount of all undrawn and uncancelled letters of credit issued for the account of any Company by any Person, plus (b) the aggregate unpaid reimbursement obligations of the Companies under drawings or drafts under any letter of credit; provided that for purposes of calculations under
SECTION 9, Total Letter of Credit Exposure shall not include the Lakewood LC Exposure.

         TRIBUNAL means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

         TYPE means any type of Borrowing determined with respect to the applicable interest option.

         UCP means (a) as to any LC issued through and including December 31, 1993, the Uniform Customs and Practices for Documentary Credit (1983 version), International Chamber of Commerce Publication No. 400 (as amended or modified) and (b) as to any LC issued from and after January 1, 1994, the Uniform Customs and Practices for Documentary Credit (1993 version), International Chamber of Commerce Publication No. 500 (as amended or modified).

         UNENCUMBERED CASH means cash, cash equivalents maturing within one year from the date of acquisition, and readily marketable liquid investments maturing within one year from the date of acquisition, in each case which is not subject to or the subject of any escrow agreement, any segregated purpose, or any other transfer restraint, and which, if not owned by Borrower, can be freely transferred (by dividend, loan, or otherwise) to Borrower without the consent or approval of any Person (other than the board of directors of the transferor).

         1.2 Number and Gender of Words. The singular number includes the plural where appropriate and vice versa, and words of any gender include each other gender where appropriate.

         1.3 Accounting Principles. All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein will be determined in accordance with GAAP, and all accounting principles will be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.

SECTION 2        COMMITMENT.

         2.1 Credit Facility. Subject to the provisions in the Loan Papers, each Lender severally and not jointly agrees to lend to Borrower its Commitment Percentage of one or more Borrowings, which Borrower may borrow, repay, and reborrow under this Agreement. Borrowings are subject to the following conditions:

                 (a) Each Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;

                 (b) Each Borrowing must be in an amount not less than (i) $500,000 or a greater integral multiple of $100,000 (if a Base Rate Borrowing), or (ii) $2,000,000 or a greater integral multiple of $500,000 (if a LIBOR Rate Borrowing); and

                 (c) When determined, the Commitment Usage (i) may not exceed the Total Commitment, and (ii) for any Lender may not exceed such Lender's Committed Sum.

         2.2 Borrowing Procedure. The following procedures apply to Borrowings (other than drawings under an LC):

                 (a) Borrower may request a Borrowing by submitting a Notice of Borrowing to Agent. A Notice of Borrowing submitted by Borrower to Agent is irrevocable and binding on Borrower. It must be received by Agent no later than 11:00 a.m. Dallas, Texas, time (i) on the third Business Day preceding the date on which funds are requested (the "BORROWING DATE") for any LIBOR Rate Borrowing or (ii) on the Borrowing Date for any Base Rate Borrowing. Agent shall promptly notify each Lender of its receipt of any Notice of Borrowing and its contents and, as soon after receipt thereof as is reasonably practical, deliver a copy of the Notice of Borrowing to each Lender;

                 (b) Each Lender shall remit its Commitment Percentage of each requested Borrowing by wire transfer to Agent pursuant to Agent's wire transfer instructions on SCHEDULE 1 (or as otherwise directed by Agent) in funds that are available for immediate use by Agent by 2:00 p.m. Dallas, Texas, time on the applicable Borrowing Date. Subject to receipt of such funds, Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by Determining Lenders) make such funds available to Borrower as directed in the Notice of Borrowing; and

                 (c) Absent contrary written notice from a Lender, Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Agent on the applicable Borrowing Date, and Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount.
         If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Agent on the applicable Borrowing Date, Agent may recover the applicable amount on demand (i) from that Lender, together with interest at the Federal Funds Rate during the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from that Lender, or (ii), if that Lender fails to pay its amount upon demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Borrowing during the period commencing on the Borrowing Date and ending on (but excluding) the date Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing.

         2.3     LC Subfacility.

                 (a) Subject to the terms and conditions of this Agreement and applicable Law, Agent agrees to issue LCs upon Borrower's delivery of a request therefor substantially in the form of EXHIBIT D (a "NOTICE OF LC") and an LC Agreement no later than 10:00 a.m. Dallas, Texas, time three Business Days before the requested LC is to be issued. When determined, (i) the Commitment Usage may not exceed the Total Commitment, and (ii) the Lenders' LC Exposure may not exceed the sum of $25,000,000 plus the Lakewood LC Exposure. Furthermore, each LC must expire within 13 months after issuance (provided, however, that LCs may be self-extending with up to 120 days' cancellation notice by Agent to the beneficiary).

                 (b) Immediately upon Agent's issuance of any LC, Agent shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation (to the extent of such Lender's Commitment Percentage) in the LC and all applicable Rights of Agent in the LC (other than Rights to receive and retain certain fees provided for in SECTION 4.3). Agent shall provide a copy of each LC to each other Lender promptly after issuance.

                 (c) To induce Agent to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Agent (i) on the date when any draft or draw request is presented under any LC, the amount paid or to be paid by Agent and
         (ii) promptly, upon demand, the amount of any additional fees Agent customarily charges for the application and issuance of an LC, for amending LC Agreements, for honoring drafts and draw requests, and taking similar action in connection with letters of credit. If Borrower has not reimbursed Agent for any drafts or draws paid or to be paid within 24 hours following Agent's demand for reimbursement, Agent is irrevocably authorized to fund Borrower's reimbursement obligations as a Borrowing if proceeds are available (and the proceeds of such Borrowing shall be advanced directly to Agent in payment of Borrower's unpaid reimbursement obligations). If funds cannot be advanced hereunder, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's obligations under this
         SECTION 2.3(C) are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that Borrower may have at any time against Agent or any other Person. Agent shall promptly distribute reimbursement payments received from Borrower to all Lenders according to their Pro Rata Part. From the date Borrower first knows that a draw has occurred (whether by notice from Agent or otherwise) to the date paid, unpaid reimbursement amounts accrue interest that is payable on demand at the Default Rate.

                 (d) Agent shall promptly notify Borrower of the date and amount of any draft or draw request presented for honor under any LC (but failure to give notice will not affect Borrower's obligations under this Agreement). Agent shall pay the requested amount upon presentment of a draft or draw request unless presentment on its face does not comply with the terms of the applicable LC. When making payment, Agent may disregard (i) any default or potential default that has occurred under any other agreement and (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Agent is not liable for any of those obligations). Agent and Lenders are not responsible for, and Borrower's reimbursement obligations for honored drafts and draws may not be affected by, any matter or event whatsoever (including, without limitation, the validity or genuineness of documents or endorsements, even if the documents should in fact prove to be in any respect invalid, fraudulent, or forged), or any dispute among any Company, the beneficiary of any LC, or any other Person to whom any LC may be transferred, or any claims whatsoever of any Company against any beneficiary of any LC or its transferee. However, nothing in this Agreement (including, without limitation, this SECTION 2.3) constitutes a waiver of Borrower's Rights to assert any claim or defense based upon the gross negligence or willful misconduct of Agent or any Lender.

                 (e)      If Borrower fails to reimburse Agent as provided in
         SECTION 2.3(C) within 24 hours after Agent's demand for reimbursement, Agent shall promptly notify each Lender of Borrower's failure, of the date and amount paid, and of each Lender's Commitment Percentage of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Agent in immediately available funds its Commitment Percentage of the unpaid reimbursement obligation. Funds are due and payable to Agent before the close of business on the Business Day when Agent gives notice to each Lender of Borrower's reimbursement failure (if notice is given before 2:00 p.m. Dallas, Texas, time) or on the next succeeding Business Day (if notice is given after 2:00 p.m. Dallas, Texas, time). All amounts payable by any Lender accrue interest at the Federal Funds Rate from the day the applicable draft or draw is paid by Agent to (but not including) the date the amount is paid by the Lender to Agent. The obligations of Lenders to make payments to Agent with respect to LC's are irrevocable and are not subject to any qualification or exception whatsoever (other than Agent's gross negligence or willful misconduct), including, without limitation, (i) any lack of validity or enforceability of, or the termination of, this Agreement or any of the Loan Papers; (ii) the existence of any claim, setoff, defense, or other Right that Borrower may have at any time against a beneficiary named in an LC, any transferee of any LC (or any Person for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated by this Agreement, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (iii) any draft, certificate, or any other document presented under the LC is forged, fraudulent, invalid, or insufficient in any respect or any statement therein is untrue or inaccurate in any respect; and (iv) the occurrence of any Potential Default or Default.

                 (f) Borrower acknowledges that each LC is deemed issued upon delivery to its beneficiary or Borrower. If Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels that LC, Borrower agrees to return it to Agent together with Borrower's written certification that it has never been delivered to its beneficiary. If any LC is delivered to its beneficiary under Borrower's instructions, Borrower's cancellation is ineffective without Agent's receipt of the beneficiary's written consent and the LC. BORROWER AGREES THAT IT SHALL INDEMNIFY AGENT FOR ALL LOSSES, COSTS, DAMAGES, EXPENSES, AND REASONABLE ATTORNEYS' FEES SUFFERED OR INCURRED BY AGENT RESULTING FROM ANY DISPUTE CONCERNING BORROWER'S CANCELLATION OF ANY LC (OTHER THAN AS A RESULT OF AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

                 (g) Agent agrees with each Lender and Borrower that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Each Lender and Borrower agree that, in paying any draft or draw under any LC, Agent has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to the validity or accuracy of any document or the authority of the Person delivering any document. Neither Agent nor its Representatives may be liable to any Lender or any Company for any LC's use or for any acts or omissions of any beneficiary of any LC. Any action, inaction, error, delay, or omission taken or suffered by Agent or any of its Representatives in connection with any LC, applicable draws, drafts, or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable Laws and in accordance with the standards of care specified in the UCP, shall be binding upon the Companies and Lenders and shall not place Agent or any of its Representatives under any resulting liability to any Company or any Lender. Agent's actions taken or omitted or to be taken in connection with any LC will not create for Agent any resulting liability to any Lender or any Company if taken or omitted in the absence of gross negligence or willful misconduct.

                 (h) On the Termination Date, upon the occurrence and continuance of any Default under SECTION 10.3, or upon any demand by Agent upon the occurrence and continuance of any other Default, Borrower shall provide to Agent, for the benefit of Lenders, cash collateral in an amount equal to the then-existing Lenders' LC Exposure (which Agent agrees to return to Borrower upon the subsequent cure of the applicable Default).

                 (i) BORROWER AGREES TO PROTECT, INDEMNIFY, PAY, AND SAVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) THAT AGENT OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF THE ISSUANCE OF ANY LC OR THE FAILURE OF AGENT TO HONOR A DRAFT OR DRAW REQUEST UNDER ANY LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE TRIBUNAL. However, Borrower has no liability to indemnify Agent or any Lender for liability arising out of the gross negligence or willful misconduct of Agent or any Lender.

                 (j) Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts and draws under each LC are part of the Obligation, and the terms of this Agreement control any conflict between the terms of this Agreement and any LC Agreement.

         2.4 Reduction or Termination. Without premium or penalty, and upon giving at least three Business Days' prior written and irrevocable notice to Agent, Borrower may terminate all or part of the unused portion of the Total Commitment. Each partial termination must be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000, and shall be Pro Rata among all Lenders. Once terminated, the Committed Sum may not be increased. If not previously reduced by partial terminations to an amount less than or equal to $40,000,000, the Total Committed Amount shall be automatically reduced (without further action by any Person) from $50,000,000 to $40,000,000 upon the earlier to occur of (a) January 31, 1995, and (b) Borrower's failure to timely comply with SECTION 7.14.


SECTION 3        TERMS OF PAYMENT.

         3.1     Notes and Payments.

                 (a) Principal Debt shall be evidenced by promissory notes substantially in the form of EXHIBIT A (collectively, and as renewed, amended, extended, supplemented, and restated, the "NOTES"), one payable to each Lender in the stated principal amount of its Committed Sum.

                 (b) Borrower must make each payment and prepayment on the Obligation to Agent's principal office in Dallas, Texas in funds that will be available for immediate use by Agent by 12:00 noon Dallas, Texas, time on the day due. Agent shall pay to each Lender any payment or prepayment to which that Lender is entitled on the same day Agent receives the funds from Borrower if Agent receives the payment or prepayment before 12:00 noon Dallas, Texas, time, and otherwise before 12:00 noon Dallas, Texas, time on the following Business Day. If and to the extent that Agent does not make payments to Lenders when due, unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the payment date.

         3.2     Interest and Principal Payments.

                 (a) Accrued interest on each LIBOR Rate Borrowing is due and payable on the last day of its respective Interest Period. Accrued interest on each Base Rate Borrowing is due and payable on each March 31, June 30, September 30, and December 31 (commencing March 31, 1994) and on the Termination Date.

                 (b) All unpaid Principal Debt is due and payable on the Termination Date.

                 (c) If (i) the Commitment Usage ever exceeds the Total Commitment or (ii) the sum of the Principal Debt plus the Lenders' LC Exposure, ever exceeds the Total Commitment, then Borrower shall prepay the Principal Debt, in at least the amount of that excess, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any resulting Funding Loss.

                 (d) Borrower shall promptly pay to Agent, for application against the Obligation, 100% of the cash proceeds (or proceeds in the form of cash equivalents) received by any Company (other than CRSS Capital, Inc., or any of its Subsidiaries, unless and until CRSS Capital, Inc., becomes a wholly-owned Subsidiary of Borrower) from any asset disposition outside the ordinary course of business involving consideration of at least $1,000,000.

                 (e) Borrower may voluntarily prepay all or any part of the Principal Debt at any time without premium or penalty, subject to the following conditions:

                          (i) Agent must receive Borrower's written prepayment notice (which shall specify the prepayment date and the Type and amount of the Borrowing(s) to be prepaid, and which shall constitute an irrevocable and binding obligation of Borrower to make a prepayment on the designated date) by 10:00 a.m. Dallas, Texas, time on (A) the third Business Day preceding the date of prepayment of a LIBOR Rate Borrowing and
                 (B) the Business Day preceding the date of prepayment of a Base Rate Borrowing;

                          (ii) each partial prepayment must be in a minimum amount of at least $2,000,000 or a greater integral multiple of $500,000 (if a LIBOR Rate Borrowing), or $500,000 or a greater integral multiple of $100,000 (if a Base Rate Borrowing);

                          (iii) all accrued interest on the Obligation so prepaid must also be paid in full on the date of prepayment; and

                          (iv) Borrower shall pay any related Funding Loss upon demand.

         3.3 Interest Options. Except where specifically otherwise provided, Borrowings bear interest at an annual rate equal to the lesser of (a) the Base Rate or the LIBOR Rate, as the case may be (in each case as designated by Borrower), plus the Applicable Margin, and (b) the Maximum Rate. Each change in the Base Rate, Maximum Rate, and Applicable Margin is effective, without notice to Borrower or any other Person, upon the effective date of change.

         3.4 Quotation of Rates. A representative of Borrower may call Agent before delivering a Notice of Borrowing to receive an indication of the interest rates then in effect, but the indicated rates will not bind Agent or Lenders or affect the interest rate that is actually in effect when Borrower delivers its Notice of Borrowing or on the Borrowing Date.

         3.5 Default Rate. To the extent permitted by Law, all past-due payments of the Obligation and accrued interest thereon bears interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

         3.6 Interest Recapture. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         3.7     Interest Calculations.

                 (a) Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days for LIBOR Rate Borrowings (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, for Base Rate Borrowings. All interest rate determinations and calculations by Agent are rebuttably, but presumptively, correct.

                 (b) The provisions of this Agreement relating to calculation of the Base Rate and the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.

         3.8 Maximum Rate. Regardless of any provision contained in any Loan Paper, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate, and, if Lenders ever do so, then any excess shall be deemed and treated as a partial prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision in this Agreement for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation.
However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders may not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Revised Civil Statutes of Texas, as amended. Borrower agrees that Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not govern or apply to the Obligation.

         3.9 Interest Periods. When Borrower requests any LIBOR Rate Borrowing, Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrower's option, one, two, or three months for LIBOR Rate Borrowings, subject to the following conditions: (a) the initial Interest Period for a LIBOR Rate Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a LIBOR Rate Borrowing begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) no Interest Period for any portion of Principal Debt may extend beyond the Termination Date; and (d) no more than six Interest Periods may be in effect at one time.

         3.10 Conversions. Subject to the dollar limits and denominations of SECTION 2.1, Borrower may (a) convert a LIBOR Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a LIBOR Rate Borrowing, and (c) elect a new Interest Period for a LIBOR Rate Borrowing, by giving notice substantially in the form of EXHIBIT E (a "NOTICE OF CONVERSION") to Agent no later than 12:00 noon Dallas, Texas, time on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR Rate Borrowing or election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas, time one Business Day before the last day of the Interest Period (for conversion to a Base Rate Borrowing). Absent Borrower's notice of conversion or election of a new Interest Period, a LIBOR Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective when the applicable Interest Period expires.

         3.11    Order of Application.

                 (a) If no Default or Potential Default has occurred and is continuing, any payment shall be applied to the Obligation in the order and manner as Borrower may direct.

                 (b) If a Default or Potential Default has occurred and is continuing or if Borrower fails to give direction, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which Agent or Lenders have not been paid or reimbursed in accordance with the Loan Papers; (ii) to accrued interest on the Principal Debt; (iii) to any LC reimbursement obligations that are due and payable and that remain unfunded by any Borrowing; (iv) to the remaining Principal Debt in the order as Determining Lenders may elect (but Determining Lenders agree to apply proceeds in an order that will minimize any Funding
         Loss); (v) to the remaining Obligation in the order and manner Determining Lenders deem appropriate; and (vi) as a deposit with Agent, for the benefit of Lenders, as security for and payment of any subsequent LC reimbursement obligations.

         3.12 Sharing of Payments, Etc.. If any Lender obtains any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) that exceeds its combined Pro Rata part of the Total Commitment, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment ratably with each other Lender. If all or any portion of any excess payment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

         3.13 Offset. Upon the occurrence and during the continuance of a Default, each Lender is entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.12) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to that Lender.

         3.14 Booking Borrowings. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under SECTION 3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings.

         3.15 Basis Unavailable or Inadequate for LIBOR Rate. If, on or before any date when a LIBOR Rate is to be determined for a Borrowing, Agent or any Lender determines (and Determining Lenders agree with that determination) that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of making or converting Borrowings at that rate for the applicable Interest Period, then Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error) and the applicable Borrowing shall bear interest at the Base Rate. Until Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this Agreement to make, or to convert to, LIBOR Rate Borrowings are suspended.

         3.16    Additional Costs.

                 (a) With respect to any LIBOR Rate Borrowing, (i) if any present or future Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results
         in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained, and if (ii) those reserves reduce any sums receivable by that Lender under this Agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR Rate Borrowing, then (iii) that Lender (through Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is rebuttably, but presumptively, correct), and (iv) Borrower shall promptly pay that amount to that Lender upon demand.

                 (b) With respect to any Borrowing or any LC, if any present or future Law regarding capital adequacy or compliance by Agent (as issuer of LCs) or any Lender with any request, directive, or requirement now existing or hereafter imposed by any Tribunal regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is rebuttably, but presumptively, correct), and Borrower shall promptly pay that amount to Agent or that Lender upon demand.

         3.17 Change in Laws. If any Law makes it unlawful for any Lender to make or maintain LIBOR Rate Borrowings, then that Lender shall promptly notify Borrower and Agent, and (a) as to undisbursed funds, such requested Borrowing shall be made as a Base Rate Borrowing, and (b), as to any outstanding Borrowing, (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, it shall be converted to a Base Rate Borrowing as of the date of notice, and Borrower shall pay any related Funding Loss, or (ii) if not prohibited by Law, the Borrowing shall be converted to a Base Rate Borrowing as of the last day of the applicable Interest Period, or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly prepay the LIBOR Rate Borrowing, without penalty, together with any related Funding Loss.

         3.18 Funding Loss. BORROWER AGREES TO INDEMNIFY EACH LENDER AGAINST, AND PAY TO IT UPON DEMAND, ANY FUNDING LOSS INCURRED BY THAT LENDER. When any Lender demands that Borrower pay any Funding Loss, that Lender shall deliver to Borrower and Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is rebuttably, but presumptively, correct.

         3.19 Extension of Termination Date. If no Default has occurred and is continuing, Borrower may request one-year extensions of the then-existing Termination Date by making such request in writing to Agent and each Lender during the month of October of any year. The then- existing Termination Date shall be extended for one year only if Agent and each Lender consent in writing to such extension before the following December 31.


SECTION 4        FEES.

         4.1 Treatment of Fees. The fees described in this SECTION 4 (a) do not constitute compensation for the use, detention, or forbearance of money,
(b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) are payable in accordance with SECTION 3.1,
(d) are non-refundable, (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be.

         4.2 Agency Fees. Borrower shall pay to Agent, solely for its own account, the fees described in the letter agreement between Borrower and Agent dated as of the date of this Agreement.

         4.3 LC Fees. Each Notice of LC shall be accompanied by a fee equal to the greater of (a) the generally-prevailing minimum letter of credit fee charged by Agent for issuing letters of credit in approximately the amount of the applicable LC and (b)(i) the Applicable Margin for LIBOR Rate Borrowings on the issue date, minus 0.125% (provided that the Applicable Margin used to determine the fee for the Lakewood LC shall never be less than 1.125%), multiplied by (ii) the face amount of the LC, multiplied by (iii) a fraction, the numerator of which is the number of months from the issuance date to the expiry date (and rounded up to the nearest whole month) and the denominator of which is 12. Of the aggregate fee payment per LC, Agent shall retain for its own account the first 1/8% of the fee, and shall promptly distribute to each Lender its Commitment Percentage of the remainder.

         4.4 Commitment Fee. Borrower shall pay to Agent (who shall promptly distribute to each Lender its Commitment Percentage thereof) a commitment fee, payable in arrears on each March 31, June 30, September 30, and December 31 (commencing March 31, 1994), and on the Termination Date, equal to the Applicable Percentage (per annum) and calculated on an amount equal to the then-existing Total Commitment.

         4.5 Facility Fees. Borrower shall pay to Agent, for the benefit of Lenders, the fees described in the letter agreement between Borrower and Agent dated as of the date of this Agreement, which Agent shall pay to Lender in accordance with the letter agreements between Agent and each Lender dated as of the date of this Agreement.

SECTION 5 CONDITIONS PRECEDENT. Lenders will not be obligated to fund the initial Borrowing, and Agent will not be obligated to issue the initial LC, unless Agent has received all of the items described on SCHEDULE 5, each in form and substance acceptable to Agent and its counsel. In addition, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing (other than a Borrowing under SECTION 2.3(C)), and Agent will not be obligated to issue any LC, as the case may be, unless on the applicable Borrowing Date or issue date (and after giving effect to the requested Borrowing or LC), as the case may be:
(a) Agent shall have timely received a Notice of Borrowing or a Notice of LC (together with the applicable LC Agreement), as the case may be; (b) Agent shall have received any applicable LC fee; (c) all of the representations and warranties of the Companies in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which the representations and warranties are based have been changed by transactions contemplated or permitted by this Agreement); (d) no Material Adverse Event shall have occurred; (e) no Default or Potential Default shall have occurred and be continuing; and (f) the funding of the Borrowing and issuance of the LC, as the case may be, is permitted by Law. Each Notice of Borrowing and Notice of LC delivered to Agent constitutes the representation and warranty by Borrower to Agent that the statements in CLAUSES (C), (D), (E), and (to its knowledge) (F) above are true and correct in all respects. Each condition precedent in this Agreement (including, without limitation, matters listed on SCHEDULE 5) is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Subject to the prior approval of Determining Lenders, Lenders may fund any Borrowing, and Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, that funding and issuance shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Determining Lenders specifically waive each item in writing.

SECTION 6 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders as follows:

         6.1 Purpose of Credit Facility. Borrower will use proceeds of Borrowings and LCs for working capital and general corporate purposes of the Companies (including, without limitation, investment activity permitted by SECTION 8.8). No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose that violates any Law, including without limitation, the provisions of Regulation U.

         6.2 Corporate Existence, Good Standing, and Authority. Each Material Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation as identified on SCHEDULE 6.2, and transacts business as a foreign corporation in those jurisdictions identified on SCHEDULE 6.2 or as otherwise disclosed in writing to Agent and Lenders from time to time after the date of this Agreement. Except where failure would reasonably be expected to constitute a Material Adverse Event, each Company (a) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing and (b) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as is now being, or is contemplated by this Agreement to be, conducted.

         6.3 Material Companies. All of the outstanding shares of capital stock (or similar voting interests) of the Material Companies are duly authorized, validly issued, fully paid, and nonassessable, and are owned of record and beneficially as set forth on SCHEDULE 6.3, free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens, and are not subject to any warrant, option, or other acquisition Right of any Person (other than employees pursuant to employee incentive plans) or subject to any transfer restriction except for restrictions imposed by securities Laws and general corporate Laws.

         6.4 Authorization and Contravention. The execution and delivery by each Company of each Loan Paper to which it is a party and the performance by it of its obligations thereunder (a) are within its corporate power, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or filing with, any Tribunal (other than any action or filing that has been taken or made on or before the initial Borrowing Date), (d) do not violate any provision of its charter or bylaws, (e) do not violate any provision of Law applicable to it, other than violations that individually or collectively would not reasonably be expected to constitute a Material Adverse Event, (f) do not violate any agreements to which it is a party, other than violations (i) of agreements, documents, and instruments executed in connection with the Existing Bank Debt (which will be cured by paying off the Existing Bank Debt, if any) or (ii) that individually or collectively would not reasonably be expected to constitute a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Company, other than Liens in favor of Agent and Lenders pursuant to any Loan Paper.

         6.5 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Paper will constitute a legal and binding obligation of each Company party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

         6.6 Financial Statements. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto in accordance with GAAP. Except for transactions (i) directly related to, or specifically contemplated by, the Loan Papers, or (ii) that individually or collectively would not reasonably be expected to constitute a Material Adverse Event, no subsequent changes have occurred in the consolidated financial condition of the Companies from that shown in the Current Financials, nor has any Company incurred any subsequent liability (including, without limitation, any liability under any Environmental
Law).

         6.7 Litigation. Except as disclosed on SCHEDULE 6.7 and as otherwise disclosed in writing to Agent and Lenders from time to time after the date of this Agreement (if the matters disclosed thereon are approved by Determining Lenders), no Company is subject to, or aware of the threat (in writing) of, any Litigation that would reasonably be expected to constitute a Material Adverse Event. No outstanding or unpaid judgments against any Material Company exist.

         6.8 Taxes. Except where failure to file or pay would not reasonably be expected to constitute a Material Adverse Event, all Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, and all Taxes imposed upon each Company that are due and payable have been paid before delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in ITEM 6 OF SCHEDULE 6.11) have been satisfied or which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made.

         6.9 Environmental Matters. Borrower (a) knows of no environmental condition or circumstance adversely affecting any Company's properties or operations that would reasonably be expected to constitute a Material Adverse Event, (b) has not received any report of any Company's violations of any Environmental Law that individually or collectively would reasonably be expected to constitute a Material Adverse Event, and (c) knows of no obligation of any Company to remedy any violations of any Environmental Law that individually or collectively would reasonably be expected to constitute a Material Adverse Event. No facility of any Company is used for, or to the knowledge of Borrower or any Guarantor has been used for, storage, treatment, or disposal of any Hazardous Substance in violation of any applicable Environmental Law, other than violations that individually or collectively would not reasonably be expected to constitute a Material Adverse Event.

         6.10 Employee Benefit Plans. (a) No Employee Plan has incurred an "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code), (b) no Material Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan, (c) no Material Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Material Company has engaged in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), and (e) no Reportable Event has occurred.

         6.11 Properties; Liens. Each Material Company has (i) good and indefeasible title to the material real property, (ii) a vested leasehold interest in the material leaseholds, and (iii) good title to the material personal properties reflected on the Current Financials (except for property that is obsolete or that has been disposed in the ordinary course of business or, after the date of this Agreement, as otherwise permitted by SECTION 8.10). Except for Permitted Liens (including, without limitation, any Lien securing Debt permitted by this Agreement incurred for the purchase or capital lease of one or more assets if such Lien encumbers only the assets so purchased or leased), no Lien exists on any property of any Material Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien on any Material Company's property, other than Liens in favor of Agent and Lenders.

         6.12 Government Regulations. No Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         6.13    Transactions with Affiliates.  Except as disclosed on SCHEDULE
6.13 or as otherwise disclosed in writing to Agent and Lenders from time to time (if the matters disclosed thereon are approved by Determining Lenders), no Material Company is a party to a material transaction with any of its Affiliates (excluding other Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this
SECTION 6.13, a transaction is "material" if it requires a Material Company to pay more than $2,000,000 during the term of the governing agreement.

         6.14 Material Agreements. No default or (to Borrower's knowledge) potential default exists on the part of any Company under any material agreement to which it is a party, other than defaults or potential defaults that would not reasonably be expected to constitute a Material Adverse Event.

         6.15 Insurance. Each Material Company maintains with what are, to Borrower's knowledge, financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with self-insurance, co-insurance, and deductibles) as is customary in the case of similar businesses similarly situated.

         6.16 Labor Matters. No actual or (to Borrower's knowledge) threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Material Company exist. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with labor matters, other than violations that individually or collectively would not reasonably be expected to constitute a Material Adverse Event. All payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on its books.

         6.17 Full Disclosure. All information previously furnished by any Company to Agent in connection with the Loan Papers was, and all information hereafter furnished by any Company to Agent will be, taken as a whole, true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

SECTION 7 AFFIRMATIVE COVENANTS. So long as Lenders are committed to fund Borrowings and Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation is paid in full, unless Borrower receives a prior written consent to the contrary by Agent on behalf of Determining Lenders, Borrower covenants and agrees as follows:

         7.1 Items to be Furnished. Borrower shall cause the following to be furnished to Agent:

                 (a) Promptly after preparation, and no later than 90 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated and consolidating financial condition and results of operations of the Companies as of, and for the year ended on, that last day, accompanied by:

                          (i)     the unqualified opinion of a firm of
                                  nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies,

                          (ii) a certificate from the accounting firm to Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained knowledge, the nature and period of existence thereof, and

                          (iii) a Compliance Certificate with respect to the Financial Statements.

                 (b) Promptly after preparation, and no later than 60 days after the last day of each fiscal quarter of Borrower, Financial Statements showing the consolidated and consolidating financial condition and results of operations of the Companies for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter, accompanied by a Compliance Certificate with respect to the Financial Statements.

                 (c) Notice, promptly after Borrower knows or has reason to know, of (i) the institution of any Litigation that could reasonably be expected to constitute a Material Adverse Event, (ii) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law (which individually or collectively with other violations or allegations could reasonably be expected to constitute a Material Adverse Event), or (iii) a Default or Potential Default, specifying the nature thereof and what action Borrower or any other Company has taken, is taking, or proposes to take.

                 (d) Within fifteen days after filing, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company with the Securities and Exchange Commission (including, without limitation, copies of each Form 10-K, Form 10-Q, Form S-8).

                 (e) Promptly upon reasonable request by Agent or Determining Lenders (through Agent), information not otherwise required to be furnished under the Loan Papers and not otherwise required to be kept confidential in accordance with any agreement or applicable Law (and any disclosure of such information by any Company will not constitute waiver of any attorney-client privilege) respecting the business affairs, assets, and liabilities of the Companies and opinions, certifications, and documents in addition to those mentioned in this Agreement.

         7.2 Use of Proceeds. Borrower shall use the proceeds of Borrowings only for the purposes represented in this Agreement.

         7.3 Books and Records. Borrower shall cause each Company to maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

         7.4 Inspections. Upon reasonable notice, Borrower shall cause each Company to allow Agent (or its Representatives) during business hours or at other reasonable times to inspect under supervision of such Company any of its properties, to review reports, files, and other records not otherwise required to be kept confidential in accordance with any agreement or applicable Law (and any disclosure of such information by any Company will not constitute waiver of any attorney-client privilege) and to make and take away copies, and, subject to SECTION 13.16, to discuss any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time.

         7.5 Taxes. Borrower shall cause each Company to promptly pay when due any and all Taxes (i) other than Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed, or (ii) except where failure to pay would not reasonably be expected to constitute a Material Adverse Event.

         7.6 Payment of Obligations. Borrower shall cause each Company to promptly pay (or renew and extend) all of its obligations as they become due (unless (i) the obligations are being contested in good faith by appropriate proceedings or (ii) failure to pay would not constitute a Material Adverse Event).

         7.7 Expenses. Borrower shall promptly pay upon demand (a) all costs, fees, and expenses paid or incurred by Agent incident to the amendment, extension or renewal of any Loan Paper (including, but not limited to, the reasonable fees and expenses of Agent's counsel in connection with the negotiation, preparation, delivery, and execution of any such amendment, extension or renewal document and any related waiver or consent) and (b) all costs and expenses of Lenders and Agent incurred by Agent or any Lender in connection with the enforcement of the obligations of any Company arising under the Loan Papers or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation and if not paid within ten days after demand, shall bear interest at the Default Rate until paid.

         7.8 Maintenance of Existence, Assets, and Business. Except as otherwise permitted by SECTION 8.10, or except where failure would not reasonably be expected to constitute a Material Adverse Event, Borrower shall cause each Company to (a) maintain its corporate existence and good standing in its state of incorporation and its authority to transact business in all other jurisdictions where required by the nature and extent of its business and properties; (b) maintain all licenses, permits, and franchises necessary for its business from time to time; (iii) keep all of its assets that are useful in and necessary to its business from time to time in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         7.9 Insurance. Borrower shall cause each Material Company, at its cost and expense, to maintain insurance in such amounts, and covering such risks, as is ordinary and customary for similar Persons in the industry. At Agent's request, Borrower shall cause each Material Company to deliver to Agent certificates of insurance for each policy of insurance and evidence of payment of all premiums.

         7.10 Preservation and Protection of Rights. Borrower shall cause each Company to take such action as Agent or Determining Lenders may reasonably deem necessary or appropriate to preserve the validity and enforceability of the Rights of Agent and Lenders under any Loan Paper.

         7.11 Environmental Laws. Borrower shall cause each Company to conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any violation of any Environmental Law that would reasonably be expected to constitute a Material Adverse Event.

         7.12 Subsidiaries. Borrower shall cause each of its Subsidiaries that becomes a Guarantor after the date of this Agreement (whether as a result of acquisition, creation, or otherwise) to execute and deliver a Guaranty within 10 days after becoming a Guarantor.

         7.13 Indemnification. BORROWER SHALL INDEMNIFY, PROTECT, AND HOLD AGENT AND LENDERS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, PERMITTED ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT), AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE (THE "INDEMNIFIED LIABILITIES") THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY COMPANY OF ANY ENVIRONMENTAL LAW, (B) ANY COMPANY'S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE IN CONNECTION WITH ITS PROPERTIES OF A HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, (I) ALL DAMAGES FROM ANY USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, OR (II) THE COSTS OF ANY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP, OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER PLANS), OR
(C) THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN. HOWEVER, ALTHOUGH EACH INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE LOAN PAPERS FOR ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE LOAN PAPERS FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

         7.14 Repurchase. On or before March 31, 1994, Borrower shall purchase from Paribas the interest in CRSS Capital, Inc. owned by Paribas for not more than $17,000,000. Borrower shall notify Agent of such purchase promptly upon its completion. If the terms of this SECTION 7.14 are not timely satisfied, (a) the Termination Date shall be January 31, 1995, in accordance with the definition of Termination Date in SECTION 1.1 (unless Lender's commitments to lend under this Agreement are otherwise cancelled or terminate earlier in accordance with this Agreement), (b) the Total Committed Amount shall automatically reduce to $40,000,000 in accordance with SECTION 2.4, and
(c) Borrower shall in good faith renegotiate with Agent the financial covenants contained in this Agreement.


SECTION 8 NEGATIVE COVENANTS. So long as Lenders are committed to fund Borrowings and Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation is paid in full, unless Borrower receives a prior written consent to the contrary by Agent on behalf of Determining Lenders, Borrower covenants and agrees as follows:

         8.1 Taxes. Borrower may not permit any Company, directly or indirectly, to use any portion of the proceeds of any Borrowing to pay the wages of employees, unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

         8.2 Prepayment of Obligations. Borrower may not permit any Company (other than CRSS Capital, Inc., or any of its Subsidiaries, unless and until CRSS Capital, Inc., becomes a wholly-owned Subsidiary of Borrower) to voluntarily prepay principal of, or interest on, any of its recourse Funded Debt (other than the Obligation), or any Funded Debt of any other Person (including, without limitation, any other Company), or make any Obligatory Payment, if a Default or Potential Default exists.

         8.3 Employee Benefit Plans. Borrower may not permit any Material Company to (a) engage in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), (b) incur any "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code) with respect to any Employee Plan, (c) permit any Employee Plan to be subject to involuntary termination proceedings, or (d) fully or partially withdraw from any Multiemployer Plan.

         8.4     Debt.

                 (a) Borrower may not -- and may not permit its direct or indirect wholly-owned Subsidiaries to -- create, incur, or suffer to exist any secured recourse Funded Debt in excess of $2,000,000 in the aggregate for all such Companies.

                 (b) Borrower may not permit its direct or indirect wholly-owned Subsidiaries to create, incur, or suffer to exist any recourse Funded Debt (secured or unsecured) in excess of $5,000,000 in the aggregate for all such Companies.

         8.5 Liens. Except as contemplated by SECTION 8.4, Borrower may not permit any Material Company to (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, or upon any capital stock issued by any direct or indirect Subsidiary of Borrower, except Permitted Liens, or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits it from creating or incurring any Lien on any of its assets, or upon any capital stock issued by any direct or indirect Subsidiary of Borrower, other than the Loan Papers and operating leases or Capital Leases (so long as any Lien prohibition under leases is limited to the leased property).

         8.6 Transactions with Affiliates. Borrower may not permit any Material Company to enter into any material transaction with any of its Affiliates (excluding other Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this
SECTION 8.6, a transaction is "material" if it requires any Material Company to pay more than $2,000,000 during the term of the agreement governing such transaction.

         8.7 Compliance with Laws and Documents. Borrower may not permit any Company to (a) violate the provisions of any Laws applicable to it or of any agreement to which it is a party if such violations individually or collectively would reasonably be expected to constitute a Material Adverse Event, (b) violate the provisions of its charter or bylaws, or (c) repeal, replace, or amend any provision of its charter or bylaws if that action would reasonably be expected to constitute a Material Adverse Event.

         8.8     Loans, Advances, and Investments.  Except as permitted by
SECTION 8.9 or SECTION 8.10, Borrower may not permit any Company to make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities of, or interests in, any other Person, other than

         (a) marketable obligations issued or unconditionally guaranteed by the United States Government or issued by any of its agencies and backed by the full faith and credit of the United States of America (and investments in mutual funds investing primarily in those obligations);

         (b) certificates of deposit or banker's acceptances that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks having combined capital, surplus, and undivided profits of not less than $250,000,000 (as shown on its most recently published statement of condition);

         (c) commercial paper and similar obligations rated "P-2" or better by Moody's Investors Service, Inc. ("MOODY'S"), or "A-2" or better by Standard & Poors Corporation ("S&P");

         (d) senior debt obligations of issuers whose short-term obligations are rated "P-2" or better by Moody's or "A-2" or better by S&P, or whose long-term obligations are rated "Baa2" or better by Moody's or "BBB" or better by S&P;

         (e) investments by Borrower or any Company in, and advances by Borrower or any Company to, Borrower's direct and indirect wholly- owned Subsidiaries (regardless of whether they are Guarantors);

         (f) investments in Borrower, and advances to Borrower, by any other Company;

         (g) demand deposit accounts maintained in the ordinary course of business;

         (h) other investments (including investments in, and advances to, non-wholly-owned Affiliates of Borrower) existing on the date of this Agreement and described in Borrower's Form 10-Q for its fiscal quarter ended September 30, 1993;

         (i)     the repurchase described in SECTION 7.14;

         (j) unless and until CRSS Capital, Inc., becomes a wholly-owned Subsidiary of Borrower, loans, advances, extensions of credit, capital contributions, investments, purchases or commitments to purchase stock or other securities or interests in, any other Person by CRSS Capital, Inc., or any of its Subsidiaries, in the ordinary course of business;

         (k) subject to the prior delivery of a Compliance Certificate indicating that no breach of any financial covenant in SECTION 9 or any other Default or Potential Default exists or will exist immediately after making such investment, investments in SPPEs made after the date of this Agreement; and

         (l) as long as no Default or Potential Default exists, other investments made after February 1, 1993, aggregating no more than $5,000,000 (provided, however, that such amount shall be reduced by amounts paid in connection with treasury stock purchases).

         8.9 Dividends and Distributions. Borrower may not declare any Distribution if any Event of Default then exists or will exist as a result of payment thereof. Borrower may not permit any Company to enter into or permit to exist any arrangement or agreement that prohibits it from paying dividends or other distributions to its shareholders other than any such arrangement or agreement entered into by any Company that is a direct or indirect Subsidiary of CRSS Capital, Inc., with and for the benefit of holders of such Company's non-recourse Debt.

         8.10 Mergers and Dissolutions. Borrower may not permit any Company to merge or consolidate with any other Person or liquidate, wind up, or dissolve (or suffer any liquidation or dissolution) except that a direct or indirect Subsidiary of Borrower may merge with and into Borrower or any other direct or indirect Subsidiary of Borrower (provided, however, that if the non-surviving Company has executed a Guaranty, the surviving Company must deliver to Agent, within 10 Business Days following consummation of such merger, written evidence that it has assumed the obligations under such Guaranty).

         8.11 Assignment. Borrower may not permit any Company to assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

         8.12 Fiscal Year and Accounting Methods. Borrower may not permit any Company to change its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP).

         8.13 Government Regulations. Borrower may not permit any Company to conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

SECTION 9 FINANCIAL COVENANTS. So long as Lenders are committed to fund Borrowings and Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation is paid and performed in full, unless Borrower receives a prior written consent to the contrary by Agent on behalf of Determining Lenders, Borrower covenants and agrees as follows:

         9.1 Cash Flow Coverage. As calculated at the end of each fiscal quarter, Borrower shall not permit the ratio of (a) Cash Sources to (b) Cash Uses to be:


       Ratio of Cash Sources to Cash Uses             Applicable Period
       ----------------------------------             -----------------
             Less than 1.0 to 1.0                   Through March 31, 1994

             Less than 1.10 to 1.0                  April 1, 1994 through
                                                    June 30, 1994

             Less than 1.20 to 1.0                  From July 1, 1994

         9.2 Net Worth. As calculated at the end of each fiscal quarter of Borrower, Borrower shall not permit Consolidated Net Worth to be less than the sum of (a) $81,500,000, plus (b) 50% of Borrower's consolidated positive net income earned during each fiscal quarter after September 30, 1993, as reflected on Financial Statements of Borrower for the preceding fiscal quarter of Borrower, plus (c) 100% of any addition to paid-in capital after September 30, 1993, resulting from non-cash sources (i.e., acquisitions), plus (iv) 50% of any addition to paid-in capital after September 30, 1993, resulting from cash sources (i.e., sales by Borrower of its capital stock other than sales to employees pursuant to employee incentive plans).

         9.3 Liquidity Ratio. As calculated at the end of each fiscal quarter of Borrower, Borrower may not permit the ratio of (a) the sum of (i) all Unencumbered Cash of Borrower and its Consolidated Subsidiaries, plus (ii) the then-existing Total Commitment, minus (iii) the then-existing Principal Debt, minus (iv) the then-existing Lenders' LC Exposure, to (b) the sum of (i) 100% of all Obligatory Payments scheduled to be made in the next 12 months, and (ii) 50% of all Obligatory Payments scheduled to be made after the 12th succeeding month, but on or before the Termination Date, to be less than 1.00 to 1.00.

         9.4 Leverage Ratio. As calculated at the end of each fiscal quarter of Borrower, Borrower may not permit the ratio of (a) Consolidated Debt to (b) Consolidated Tangible Net Worth to exceed 0.60 to 1.00.

SECTION 10 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

         10.1 Payment of Obligation. The failure or refusal of any Company to pay (a) any Principal Debt after it becomes due and payable under the Loan Papers or (b) any other part of the Obligation within 5 Business Days after it becomes due and payable under the Loan Papers.

         10.2 Covenants. The failure or refusal of Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with:

                 (a) Any covenant, agreement, or condition contained in SECTIONS 7.2, 7.4, 7.10, 7.12, 7.13, 8.1, 8.2, 8.9, 8.10, 8.11, 9.1,
         9.2, 9.3, OR 9.4; or

                 (b) Any covenant, agreement, or condition contained in SECTIONS 7.1(A), (B) AND (D), 7.7, 7.9 (FIRST SENTENCE), 8.4, 8.5, OR 8.13, and failure or refusal continues for 10 days; or

                 (c) Any other covenant, agreement, or condition contained in any Loan Paper (other than the covenants to pay the Obligation and the covenants in CLAUSES (A) AND (B) preceding), and failure or refusal continues for 30 days.

         10.3 Debtor Relief. Any Material Company (a) fails to pay its Debts generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Papers (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

         10.4 Judgments and Attachments. Any Material Company fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Company's assets having a value (individually or collectively) of $1,000,000, which is neither (a) stayed on appeal nor (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.

         10.5 Government Action. (a) A final non-appealable order is issued by any Tribunal (including, but not limited to, the United States Justice Department) seeking to cause any Material Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Tribunal condemns, seizes, or otherwise appropriates, or takes custody or control of all or any substantial portion of the assets of any Material Company.

         10.6 Misrepresentation. Any material representation or warranty made by any Company contained in any Loan Paper at any time proves to have been materially incorrect when made.

         10.7 Ownership of Other Companies. Borrower fails to own, directly or indirectly, beneficially and of record, with power to vote, 100% of the issued and outstanding shares of capital stock of any Company that has executed a Guaranty (except as a result of a transaction permitted by SECTION 8.10).

         10.8 Default Under Other Agreements. (a) Any Company fails to pay when due (after lapse of any applicable grace period) any recourse Funded Debt in excess (individually or collectively) of $2,000,000; (b) any default exists under any agreement for Debt (other than Debt as to which no recourse to a Company exists other than recourse only to specific assets of that Company) to which a Company is a party, the effect of which is to cause, or to permit any Person (other than a Company) to cause, an amount in excess (individually or collectively) of $2,000,000 to become due and payable by any Company before its stated maturity; or (c) any recourse Funded Debt in excess (individually or collectively) of $2,000,000 is declared to be due and payable or required to be prepaid by any Company before its stated maturity.

         10.9 SEC Reporting Requirements. Borrower fails to comply with any reporting requirements of the Securities Exchange Act of 1934, as amended, for which the failure to report would constitute a Material Adverse Event.

         10.10 Change in Control. (a) Any Person or "group" (as defined in the Securities Exchange Act of 1934, as amended) of Persons shall have acquired beneficial ownership of 30% or more of the outstanding shares of common stock of Borrower or (b) during any period of 12 consecutive calendar months, individuals who were directors of Borrower on the first day of such period shall cease to constitute a majority of the board of directors of Borrower.

         10.11 LCs. Agent is served with, or becomes subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (a) a drawing has occurred under the LC for which Borrower has refused to reimburse Agent for payment or (b) the expiration date of the LC has occurred but the right of any beneficiary thereunder to draw under the LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding and Borrower has failed to deposit with Agent cash collateral in an amount equal to Agent's maximum exposure under the LC.

         10.12 Validity and Enforceability of Loan Papers. Except in accordance with its terms or as otherwise expressly permitted by this Agreement, any Loan Paper after its execution and delivery ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested by any Company party thereto or any Company denies in writing that it has any further liability or obligations under any Loan Paper to which it is a party.

SECTION 11  RIGHTS AND REMEDIES.

         11.1    Remedies Upon Default.

                 (a) If a Default exists under SECTION 10.3, the commitment to extend credit under this Agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever, and Borrower must provide cash collateral in an amount equal to the then-existing Lenders' LC Exposure.

                 (b) If any Default exists, subject to the terms of SECTION 12.5(B), Agent may (with the consent of, and must, upon the request of, Determining Lenders), do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under
         SECTION 11.1(A), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this Agreement; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender is entitled to, exercise) the Rights of offset or banker's Lien against the interest of any Company in and to every account and other property of any Company that are in the possession of Agent or any Lender to the extent of the full amount of the Obligation (and to the extent permitted by Law, each

         Company is deemed directly obligated to each Lender in the full amount of the Obligation for this purpose); (v) demand Borrower to provide cash collateral in an amount equal to the then-existing Lenders' LC Exposure in accordance with SECTION 2.3(I); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Texas, or any other applicable jurisdiction.

                 (c) If, in reliance on SECTION 12.5(B), Agent refuses to take any action under SECTION 11.1(B) at the request of Determining Lenders, then Determining Lenders may take that action.

         11.2 Company Waivers. TO THE EXTENT PERMITTED BY LAW, EACH COMPANY WAIVES PRESENTMENT AND DEMAND FOR PAYMENT, PROTEST, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, AND NOTICE OF PROTEST AND NONPAYMENT, AND AGREES THAT ITS LIABILITY WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATION IS NOT AFFECTED BY ANY RENEWAL OR EXTENSION IN THE TIME OF PAYMENT OF ALL OR ANY PART OF THE OBLIGATION, BY ANY INDULGENCE, OR BY ANY RELEASE OR CHANGE IN ANY SECURITY FOR THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATION.

         11.3 Performance by Agent. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Papers, Agent may, during the continuance of a Default, at its option (but subject to the approval of Determining Lenders), perform or attempt to perform that covenant, duty, or agreement on behalf of that Company (and any amount expended by Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Agent's expenditure until paid). However, Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

         11.4 Not in Control. None of the covenants or other provisions contained in any Loan Paper shall, or shall be deemed to, give Agent or Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company; the power of Agent and Lenders is limited to the Right to exercise the remedies provided in this
SECTION 11.

         11.5 Course of Dealing. The acceptance by Agent or Lenders of any partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Agent, Determining Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Agent, Determining Lenders, or Lenders in exercising any Right under the Loan Papers may impair that Right or be construed as a waiver thereof or any acquiescence therein, nor may any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Papers or otherwise.

         11.6 Cumulative Rights. All Rights available to Agent, Determining Lenders, and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Agent, Determining Lenders, and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Agent, Determining Lenders, or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

         11.7 Application of Proceeds. Any and all proceeds ever received by Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in accordance with SECTION 3.

         11.8 Diminution in Value of Collateral. Neither Agent nor any Lender has any liability or responsibility whatsoever for any diminution in or loss of value of any collateral hereafter securing payment or performance of all or any part of the Obligation (other than diminution in or loss of value caused by its gross negligence or willful misconduct).

SECTION 12  AGREEMENT AMONG LENDERS.

         12.1    Agent.

                 (a) Each Lender appoints Agent (and Agent accepts appointment) as its nominee and agent, in its name and on its behalf:
         (i) to act as its nominee and on its behalf in and under all Loan Papers; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Papers; (iii) to take any action that it properly requests under the Loan Papers (subject to the concurrence of other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to it under the Loan Papers; (v) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Loan Papers; (vi) to promptly distribute to it its ratable part of each payment or prepayment in accordance with the terms of the Loan Papers; and (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent may not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Paper or applicable Law.

                 (b) If the initial or any successor Agent ever ceases to be a party to this Agreement or if the initial or any successor Agent ever resigns (whether voluntarily or at the request of Determining Lenders), then Determining Lenders shall appoint the successor Agent from among the Lenders (other than the resigning Agent). If Determining Lenders fail to appoint a successor Agent within 30 days after the resigning Agent has given notice of resignation or Determining Lenders have removed the resigning Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Loan Papers (but, when used in connection with LCs issued and outstanding before the appointment of the successor Agent, "Agent" shall continue to refer solely to NationsBank of Texas, N.A. (but, any LCs issued or renewed after the appointment of any successor Agent shall be issued or renewed by the successor Agent)), and each Lender shall execute the documents as any Lender, the resigning or removed Agent, or the successor Agent may reasonably request to reflect the change. After any Agent's resignation or removal as Agent under the Loan Papers, the provisions of this SECTION 12 inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Papers.

                 (c) Agent, in its capacity as a Lender, has the same Rights under the Loan Papers as any other Lender and may exercise those Rights as if it were not acting as Agent; the term "Lender" shall, unless the context otherwise indicates, include Agent; and Agent's resignation or removal shall not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described in this Agreement to alleviate administrative burdens for Borrower and Lenders, that Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Papers, and that Agent in its capacity as a Lender has all Rights of any other Lender.

                 (d) Agent or any Lender may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan

         Papers, neither Agent nor any Lender is responsible to account to the other Lenders for those other activities, and neither Agent nor any Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower that are not contemplated or included in the Loan Papers, any present or future offset exercised by Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's or any Lender's possession or control that may be or become security for the obligations of Borrower arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof shall be applied by Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application).

         12.2 Expenses. Each Lender shall pay its Pro Rata Part of any expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent (while acting in such capacity) in connection with any of the Loan Papers if Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Pro Rata Part of any reimbursement that it makes to Agent if Agent is subsequently reimbursed from other sources.

         12.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or to relieve any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Part of the Obligation).

         12.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives. Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this CLAUSE (A) permits Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement or any other Loan Paper),
(b) are entitled to deem and treat each Lender as the owner and holder of its Pro Rata Part of the Principal Debt for all purposes until, subject to SECTION 13.14, written notice of the assignment or transfer is given to and received by Agent (and, any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of that Lender's Pro Rata Part of the Principal Debt or Participant therein until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

         12.5    Limitation of Agent's Liability.

                 (a) Neither Agent nor any of its Representatives may be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (but nothing in this Agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

                 (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent may not be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Agent requests instructions from Lenders, or Determining Lenders, as the case may be, with respect to any act or action in connection with any Loan Paper, Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent's acting or refraining from acting under this Agreement in accordance with instructions of Determining Lenders.

                 (c) Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper (other than by Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (other than by Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral hereafter securing the Obligation or the existence, priority, or perfection of any Lien hereafter granted or purported to be granted on the collateral under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Company. EACH LENDER AGREES TO INDEMNIFY AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S PRO RATA PART
         OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN PAPERS TO THE EXTENT THAT AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

         12.6 Default; Collateral. Upon the occurrence and during the continuance of a Default, Lenders agree to promptly confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Agent is entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until it has received instructions from Determining Lenders. In actions with respect to any property of Borrower, Agent is acting for the ratable benefit of each Lender. The Agent shall hold, for the ratable benefit of all Lenders, any security it receives for the Obligation or any guaranty of the Obligation it receives upon or in lieu of foreclosure.

         12.7 Limitation of Liability. To the extent permitted by Law, (a) no Lender or any Participant may incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and (b) neither Agent nor any Lender or Participant may incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         12.8 Relationship of Lenders. Nothing in the Loan Papers may be construed as creating a partnership or joint venture among Agent and Lenders or among Lenders.

         12.9 Foreign Lenders. Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (a) represents to Agent and Borrower that (i) under applicable Laws no Taxes will be required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224 or Form 1001 (wherein it claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan Papers), and (b) covenants to (i) provide Agent and Borrower a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form in accordance with applicable Laws, duly executed and completed by it, and (ii) comply from time to time with all applicable Laws with regard to the withholding tax exemption.

         12.10 Benefits of Agreement. Except for the representations and covenants in SECTIONS 12.1(C) AND 12.9 in favor of Borrower, none of the provisions of this SECTION 12 inure to the benefit of any Company or any other Person other than Agent and Lenders; consequently, no Company or any other Person is entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Agent or any Lender to comply with these provisions.

SECTION 13  MISCELLANEOUS.

         13.1 Headings. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

         13.2 Nonbusiness Days. Any payment or action that is due under any Loan Paper on a non-Business Day may be delayed until the next- succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR Rate Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         13.3 Communications. Unless otherwise specifically provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number and the appropriate answerback is received, (b) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for each party to a Loan Paper is set forth on
SCHEDULE 1.

         13.4 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under any provision of this Agreement must be satisfactory to Agent and its counsel.

         13.5 Exceptions to Covenants. No Company may take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Paper if that action or omission would result in the breach of any other covenant contained in any Loan Paper.

         13.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers survive all closings under the Loan Papers and, except as otherwise indicated, are not affected by any investigation made by any party.

         13.7 Governing Law. The Laws (other than conflict-of-laws provisions) of the State of Texas and of the United States of America govern the Rights and duties of the parties to the Loan Papers and the validity, construction, enforcement, and interpretation of the Loan Papers.

         13.8 Invalid Provisions. Any provision in any Loan Paper held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Paper shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agent, Lenders, and each Company party to the affected Loan Paper agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         13.9 Entirety. A credit agreement in which the amount involved exceeds $50,000 in value is not enforceable unless the agreement is in writing and signed by the party to be bound or by that party's authorized representative. The rights and obligations of the Companies, lenders, and agent shall be determined solely from written agreements, documents, and instruments, and any prior oral agreements among the parties are superseded by and merged into those writings. THIS AGREEMENT AND THE OTHER WRITTEN LOAN PAPERS (EACH AS AMENDED IN WRITING FROM TIME TO TIME) EXECUTED BY ANY COMPANY, ANY LENDER, OR AGENT REPRESENT THE FINAL AGREEMENT AMONG THE COMPANIES, LENDERS, AND AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. This paragraph is included in this Agreement under Section 26.02 of the Texas Business and Commerce Code, as amended from time to time.

         13.10 Venue; Service of Process; Jury Trial. EACH PARTY TO ANY LOAN PAPER, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF HARRIS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, AND (E) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower, for itself and each of the other Companies, acknowledges that these waivers are a material inducement to Agent's and each Lender's agreement to enter into a business relationship, that Agent and each Lender has already relied on these waivers in entering into this Agreement, and that Agent and each Lender will continue to rely on each of these waivers in related future dealings. Borrower, for itself and each of the other Companies, further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS
SECTION 13.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER

ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         13.11   Amendments, Consents, Conflicts, and Waivers.

                 (a) Unless otherwise specifically provided, (i) this Agreement may be amended only by an instrument in writing executed jointly by Borrower, Agent, and Determining Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver that has been approved by Determining Lenders.

                 (b) Any amendment to or consent or waiver under this Agreement or any Loan Paper that purports to accomplish any of the following must be by an instrument in writing executed by Borrower and Agent and executed (or approved, as the case may be) by each Lender:
         (i) extends the due date or decreases the amount of any scheduled payment of the Obligation beyond the date specified in the Loan Papers; (ii) decreases any rate or amount of interest, fees, or other sums payable to Agent or Lenders under this Agreement (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "APPLICABLE MARGIN," "COMMITMENT PERCENTAGE," "COMMITMENT USAGE," "COMMITTED SUM," "DETERMINING LENDERS," "GUARANTOR", "TERMINATION DATE," or "TOTAL COMMITMENT"; (iv) increases any one or more Lenders' Committed Sums; (v) waives compliance with, amends, or releases (in whole or in part) any Guaranty or releases (in whole or in part) any collateral, if any, for the Obligation; or (vi) changes this CLAUSE (B) or any other matter specifically requiring the consent of all Lenders under this Agreement.

                 (c) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Paper is controlled by the terms and provisions of this Agreement.

                 (d) No course of dealing or any failure or delay by Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Agent or any Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by Agent and Lenders (or Determining Lenders, if permitted under this Agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         13.12 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Agent. Subject to SECTION 5, this Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Agent by each Lender, Agent, and Borrower, or, in the case only of Lenders, when Agent has received telecopied, telexed, or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of this Agreement.

         13.13 Taxes. Any Taxes payable by Agent or any Lender or ruled (by a Tribunal) payable by Agent or any Lender in respect of this Agreement or any other Loan Paper shall be paid by Borrower, together with interest and penalties, if any (except for Taxes payable on the overall net income of Agent or that Lender and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Agent or any Lender). Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is rebuttably, but presumptively, correct), and Borrower shall promptly pay that amount to Agent for its account or the account of that Lender, as the case may be. If Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

         13.14   Successors and Assigns; Participations.

                 (a) This Agreement is binding upon, and inures to the benefit of the parties to this Agreement and their respective successors and permitted assigns. No Company may, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties, or obligations under any Loan Papers without the express written consent of all Lenders. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by this SECTION 13.14.

                 (b) Subject to the provisions of this section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. The selling Lender shall remain a "Lender" under this Agreement (and the Participant shall not constitute a "Lender" under this Agreement) and its obligations under this Agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Papers and shall remain the holder of its share of the Principal Debt for all purposes under this Agreement. Borrower and Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Loan Papers. Participants have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender is entitled to obtain (on behalf of its Participants) the benefits of SECTION 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under SECTION 3 calculated as though no participation had been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent the amendment, modification, or waiver extends the due date for payment of any principal, interest, or fees due under the Loan Papers, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement), or releases any Guaranty or collateral, if any, for the Obligation. However, if a Participant is entitled to the benefits of SECTION 3 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters described in the previous sentence, then that Lender must include a voting mechanism in the relevant participation agreement whereby a majority of its portion of the Obligation (whether held by it or participated) shall control the vote for all of that Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the Participant from transferring, pledging, assigning, selling a participation in, or otherwise encumbering its portion of the Obligation.

                 (c) Subject to the provisions of this section, any Lender may at any time, in the ordinary course of its commercial banking business and in accordance with applicable Law, (i) without the consent of Borrower or Agent, assign all of its Rights under the Loan Papers to any of its Affiliates (each a "PURCHASER") and (ii) if no Default has occurred and is continuing, upon the prior written consent of Borrower (which will not be unreasonably withheld) and Agent, assign all of its Rights under the Loan Papers to any other financial institution (each of which is also a "PURCHASER"). In each case, the Purchaser shall assume the transferred Rights and obligations under an assignment agreement substantially in the form of EXHIBIT G. Upon (i) delivery of an executed copy of the assignment agreement to Borrower and Agent and (ii) payment of a fee of $2,500 from the transferor to Agent, from and after the assignment's effective date (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement as if it were an original party to this Agreement with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this Agreement, and, except as provided in the following sentence, no further consent or action by Borrower, Lenders, or Agent shall be required. Upon the consummation of any transfer to a Purchaser under this CLAUSE (C), SCHEDULE 1 shall automatically be deemed to reflect the name, address, and Committed Sum of such Purchaser, Agent shall deliver to Borrower and Lenders an amended SCHEDULE 1 reflecting those changes, Borrower shall execute and deliver to the Purchaser (and the transferor Lender, if applicable) a Note in the face amount of its Committed Sum following transfer, and the transferor Lender shall return to Borrower the Note previously delivered to it under this Agreement. A Purchaser is subject to all the provisions in this section and to SECTION 12.10 as if it were a Lender signatory to this Agreement as of the date of this Agreement.

                 (d) Any Lender may at any time, without the consent of Borrower or Agent, assign all or any part of its Rights under the Loan Papers to a Federal Reserve Bank without releasing the transferor Lender from its obligations thereunder.

                 (e) Notwithstanding any contrary provision in this Agreement, a Lender may not sell or participate any of its interests for a purchase price that, directly or indirectly, reflects a discount from face value, without first offering the sale or participation to the other Lenders on a Pro Rata basis.

         13.15 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Company's obligations under the Loan Papers remain in full force and effect until the Total Commitment is terminated and the Obligation is paid in full (except for provisions under the Loan Papers expressly intended to survive payment of the Obligation and termination of the Loan Papers). If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower or any other obligor on the Obligation under any Loan Paper is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, the obligations of each Company under the Loan Papers with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

         13.16 Confidentiality. Agent and each Lender shall hold confidential all non-public information obtained pursuant to or in connection with this Agreement in accordance with safe and sound banking practices and may make disclosure to any of its examiners, Affiliates, outside auditors, counsel, and other professional advisors in connection with this Agreement or pursuant to legal process. Agent or such Lender will attempt to notify Borrower of any request by any Tribunal (other than any request in connection with an examination of Agent or such Lender by such Tribunal) for disclosure of non-public information at least 3 Business Days prior to disclosing such information.

      [Remainder of page intentionally blank.  Signature page(s) follow.]

         EXECUTED as of the day and year first mentioned.

                                        CRSS INC.,
                                        as Borrower

                                        By:_____________________________________
                                                  John St. Wrba
                                                  Assistant Treasurer


                                        NATIONSBANK OF TEXAS, N.A.,
                                        as Agent and a Lender


                                        By:_____________________________________
                                                  Boyd P. Gentry
                                                  Senior Vice President


                                        TEXAS COMMERCE BANK
                                        NATIONAL ASSOCIATION,
                                        as a Lender


                                        By:_____________________________________
                                                  Ray Kingsbury
                                                  Vice President


                                        FIRST INTERSTATE BANK OF TEXAS, N.A.



                                        By:_____________________________________
                                                  Kari K. Smith
                                                  Vice President


                                        ABN AMRO BANK N.V.,
                                        as a Lender


                                        By:_____________________________________
                                                  Charles W. Randall
                                                  Group Vice President


                                        By:_____________________________________
                                                  Kenneth S. Womack
                                                  Assistant Vice President

                                   SCHEDULE 1
                            (As of January 18, 1994)

             PARTIES; ADDRESSES; COMMITTED SUMS; WIRING INFORMATION

Borrower and other Companies

CRSS Inc.
1177 West Loop South, Suite 800
Houston, Texas  22427
Attn:    John St. Wrba
         Assistant Treasurer
FAX:     713/623-8051


Each other Company
c/o CRSS Inc.


Agent

NationsBank of Texas, N.A.
700 Louisiana
P.O. Box 2518
Houston, Texas  77252-2518
Attn:    Boyd P. Gentry
         Senior Vice President
FAX:     713/247-6719

copy to:

Johnson & Gibbs, P.C.
1001 Fannin, Suite 1200
Houston, Texas  77002
Attn:    F. Walter Bistline, Jr.
FAX:     713/752-3788

                                                                                 Committed Sums Effective
Lenders                                       Initial Committed Sums                 February 1, 1995
- -------                                       ----------------------                 ----------------
NationsBank of Texas, N.A.                         $15,000,000                          $12,000,000
700 Louisiana
P.O. Box 2518
Houston, Texas  77252-2518
Attn:    Boyd P. Gentry
         Senior Vice President
FAX:     713/247-6719


Texas Commerce Bank National Association           $14,000,000                          $11,200,000
712 Main Street, 5th Floor
Houston, Texas  77002
Attn:    Ray Kingsbury
         Vice President
FAX:     713/236-6004


First Interstate Bank of Texas, N.A.               $12,000,000                           $9,600,000
1000 Louisiana, 3rd Floor
Houston, Texas  77002
Attn:    Kari K. Smith,
         Vice President
FAX:     713/250-7029


ABN AMRO Bank N.V.                                  $9,000,000                           $7,200,000
Three Riverway, Suite 1600
Houston, Texas  77056
Attn:    Kenneth S. Womack
         Assistant Vice President
FAX:     713/629-7533

                                               ---------------                      ---------------
                                                   $50,000,000                          $40,000,000


                               Wiring Information

CRSS INC.

         Location of account: Texas Commerce Bank National Association ABA #: 113000609
         Account No.:  0010-013-0310


NATIONSBANK OF TEXAS, N.A.

         Location of account: NationsBank of Texas, N.A. (Dallas, Texas) ABA #: 111000025
         Attention:  Commercial Loans FTA Acct. #0180019828 (ref. CRSS)


ABN AMRO BANK N.V.

         Location of account:  ABN AMRO Bank N.V. (New York, New York)
         ABA #:  026009580
         Account No.:  651001071541 for further credit to ABN AMRO Bank N.V.
                       (Houston)


TEXAS COMMERCE BANK NATIONAL ASSOCIATION

         Location of account:  Texas Commerce Bank National Association
                               (Houston, Texas)
         ABA #:  113000609
         Account No.:  Loan Operations Clearing Account #13681


FIRST INTERSTATE BANK OF TEXAS, N.A.

         Location of account:  First Interstate Bank of Texas, N.A.
                               (Houston, Texas)
         ABA #:  113001064
         Credit to Commercial Loan No. 18519606
         Attention:  Debbie Van Ness
         Reference:  CRSS Inc.

                                   SCHEDULE 2

                               MATERIAL COMPANIES


                                   CRSS Inc.
                              CRSS Services, Inc.
                          CRS Sirrine Engineers, Inc.
                             CRSS Architects, Inc.
                            CRSS Constructors, Inc.
                               CRSS Capital, Inc.

                                   SCHEDULE 5

                              CONDITIONS PRECEDENT


Responsible Party         Document
J&G              1.       Agreement
J&G                       a.      Schedule 1 - Parties; Addresses; Committed Sums; Wiring Information
Borrower                  b.      Schedule 2 - Material Companies
J&G                       c.      Schedule 5 - Conditions Precedent
Borrower                  d.      Schedule 6.2 - Jurisdictions of Incorporation and Business
Borrower                  e.      Schedule 6.3 - Corporate Structure
Borrower                  f.      Schedule 6.7 - Litigation
J&G                       g.      Schedule 6.11 - Permitted Liens
Borrower                  h.      Schedule 6.13 - Transactions with Affiliates
J&G                       i.      Exhibit A - Promissory Note
J&G                       j.      Exhibit B - Guaranty
J&G                       k.      Exhibit C - Notice of Borrowing
J&G                       l.      Exhibit D - Notice of LC
J&G                       m.      Exhibit E - Notice of Conversion
J&G                       n.      Exhibit F - Compliance Certificate; Calculation Worksheet
J&G                       o.      Exhibit G - Assignment

J&G              2.       Notes to each Lender
                          a.      NationsBank of Texas, N.A.
                          b.      ABN AMRO Bank N.V.
                          c.      Texas Commerce Bank National Association
                          d.      First Interstate Bank of Texas, N.A.

Borrower         3.       Notice of Borrowing

Borrower         4.       Notice of LC

J&G              5.       Guaranty executed by each Guarantor

J&G              6.       Officers' Certificates (confirming continued accuracy of Certificates dated
                          February 1, 1993, and attaching new Board resolutions)
                          a.      Borrower
                          b.      CRSS Services, Inc.
                          c.      CRSS Architects, Inc.
                          d.      CRSS Constructors, Inc.
                          e.      CRS Sirrine Engineers, Inc.
                          f.      CRSS Capital, Inc.

J&G              7.       Officers' Certificate (regarding articles, by-laws, incumbency and resolutions) for CRSS Constructors International, Inc.

J&G              8.       State Certificates (Borrower) - each dated after January 1, 1994
                          a.      Good Standing/Existence - Delaware
                          b.      Good Standing - Texas
                          c.      Authority to transact business - Texas

J&G              9.       State Certificates (CRSS Services, Inc.) - each dated after January 1, 1994
                          a.      Good Standing/Existence - Delaware
                          b.      Compliance - South Carolina
                          c.      Authority to transact business - South Carolina

J&G              10.      State Certificates (CRSS Architects, Inc.) - each dated after January 1, 1994
                          a.      Good Standing/Existence - California
                          b.      Good Standing - Texas
                          c.      Authority to transact business - Texas

J&G              11.      State Certificates (CRSS Constructors, Inc.) - each dated after January 1, 1994
                          a.      Good Standing/Existence - Delaware
                          b.      Good Standing - Colorado
                          c.      Authority to transact business - Colorado
                          d.      Good Standing - Texas
                          e.      Authority to transact business - Texas

J&G              12.      State Certificates (CRS Sirrine Engineers, Inc.) - each dated after January 1, 1994
                          a.      Compliance - South Carolina
                          b.      Existence - South Carolina

J&G              13.      State Certificates (CRSS Capital, Inc.) - each dated after January 1, 1994
                          a.      Good Standing/Existence - Delaware
                          b.      Good Standing - Texas
                          c.      Authority to transact business - Texas

J&G              14.      State Certificates (CRSS Constructors International, Inc.) - each dated after January 1, 1994
                          a.      Good Standing/Existence - Delaware
                          b.      Good Standing - Texas
                          c.      Authority to transact business - Texas

Borrower         15.      Legal opinion of Frank Perrone, general counsel to the Companies

J&G              16.      UCC Lien Search Reports:
                          a.      Borrower (Colorado and Texas)
                          b.      CRSS Services, Inc. (South Carolina)
                          c.      CRSS Architects, Inc. (Texas)
                          d.      CRSS Constructors, Inc. (Colorado and Texas)
                          e.      CRS Sirrine Engineers, Inc. (South Carolina)
                          f.      CRSS Capital, Inc. (Texas)
                          g.      CRSS Constructors International, Inc. (Delaware and Texas)


Borrower         17.      Borrower's Form 10-K for fiscal year ended June 30,
                          1993, and Form 10-Q for fiscal quarter ended
                          September 30, 1993
Agent            18.      Fee letters referred to in SECTIONS 4.2 AND 4.5 of
Agreement

Borrower         19.      Payment of all fees then due Agent or Lenders

                                  SCHEDULE 6.2

                  JURISDICTIONS OF INCORPORATION AND BUSINESS


                                   INCORPORATED
COMPANY                           OR ORGANIZED IN:                  DOES BUSINESS IN:
- -------                           ---------------                   ----------------
CRSS Inc.                         Delaware                              Alabama
                                                                        Arizona
                                                                        California
                                                                        Colorado
                                                                        Connecticut
                                                                        Delaware
                                                                        Florida
                                                                        Georgia
                                                                        Illinois
                                                                        Indiana
                                                                        Maine
                                                                        Maryland
                                                                        Massachusetts
                                                                        Michigan
                                                                        Minnesota
                                                                        Mississippi
                                                                        Missouri
                                                                        New Jersey
                                                                        New Mexico
                                                                        New York
                                                                        North Carolina
                                                                        Ohio
                                                                        Oregon
                                                                        Pennsylvania
                                                                        South Carolina
                                                                        Tennessee
                                                                        Texas (*, **)
                                                                        Virginia
                                                                        Washington
                                                                        Wisconsin
                                                                        Wyoming
                                                                        Washington, D.C.
                                                                        Puerto Rico

CRS Sirrine Engineers, Inc.       South Carolina                        Alabama
                                                                        Arizona
                                                                        Arkansas
                                                                        California
                                                                        Colorado
                                                                        Connecticut
                                                                        Florida

                                                                       Georgia
                                                                       Idaho
                                                                       Indiana
                                                                       Kentucky
                                                                       Louisiana
                                                                       Maine
                                                                       Maryland
                                                                       Massachusetts
                                                                       Michigan
                                                                       Minnesota
                                                                       Mississippi
                                                                       Missouri
                                                                       New Jersey
                                                                       New Mexico
                                                                       North Carolina
                                                                       Ohio
                                                                       Oklahoma
                                                                       Oregon
                                                                       Pennsylvania
                                                                       South Carolina (*, **)
                                                                       Tennessee
                                                                       Texas
                                                                       Virginia
                                                                       Washington
                                                                       West Virginia
                                                                       Wisconsin
                                                                       Wyoming
                                                                       Puerto Rico
                                                                       Ontario
                                                                       British Columbia

CRSS Architects, Inc.              California                          Alabama
                                                                       Arizona
                                                                       California
                                                                       Colorado
                                                                       Connecticut
                                                                       Florida
                                                                       Georgia
                                                                       Illinois
                                                                       Indiana
                                                                       Kentucky
                                                                       Louisiana
                                                                       Maine
                                                                       Maryland
                                                                       Michigan
                                                                       Missouri
                                                                       New Jersey
                                                                       New York
                                                                       Ohio
                                                                       Oklahoma

                                                                      South Carolina
                                                                      Tennessee
                                                                      Texas (*, **)
                                                                      Virginia
                                                                      Washington
                                                                      Washington, D.C.

CRSS Constructors, Inc.           Delaware                            Alabama
                                                                      Arizona
                                                                      Arkansas
                                                                      California
                                                                      Colorado (*)
                                                                      Delaware
                                                                      Florida
                                                                      Georgia
                                                                      Illinois
                                                                      Indiana
                                                                      Iowa
                                                                      Kansas
                                                                      Maine
                                                                      Maryland
                                                                      Massachusetts
                                                                      Michigan
                                                                      Minnesota
                                                                      Missouri
                                                                      Montana
                                                                      Nebraska
                                                                      Nevada
                                                                      New Jersey
                                                                      New Mexico
                                                                      New York
                                                                      North Carolina
                                                                      North Dakota
                                                                      Ohio
                                                                      Oklahoma
                                                                      Oregon
                                                                      Pennsylvania
                                                                      South Carolina
                                                                      Tennessee
                                                                      Texas (**)
                                                                      Utah
                                                                      Virginia
                                                                      Washington
                                                                      Wisconsin
                                                                      Wyoming
                                                                      Washington, D.C.

CRSS Services, Inc.               Delaware                            Delaware
                                                                      North Carolina
                                                                      South Carolina (*, **)

                                                                                     Texas

CRSS Capital, Inc.                         Delaware                                  Delaware
                                                                                     South Carolina
                                                                                     Texas (*, **)

CRSS Constructors International, Inc.      Delaware                                  Texas (*, **)




 *       Indicates state in which principal place of business is located.

**       Indicates state in which chief executive office is located.

                                  SCHEDULE 6.3

                              CORPORATE STRUCTURE


PARENT                                          SUBSIDIARY                                    % Ownership
- ------                                          ----------                                    -----------
CRSS Inc.                                       CRSS Capital, Inc.                             81%*
                                                CRSS Services, Inc.                           100%


CRSS Services, Inc.                             CRS Sirrine Engineers, Inc.                           100%
                                                CRSS Architects, Inc.                         100%
                                                CRSS Constructors International, Inc.                 100%


CRSS Constructors International, Inc.           CRSS Constructors, Inc.                       100%





*  The other 19% is owned by Paribas North America, Inc.; see SECTION 7.14.


                    See also schematic drawing on next page.

                            CRSS INC.
                                |
        ________________________|_______________________
       |                                                |
       |                                                |
100%   |                                                |      81%
CRSS SERVICES, INC.                              CRSS CAPITAL, INC.
       |
       |
       |
       |
       |
       |   100%
       |________________  CRS SIRRINE ENGINEERS, INC.
       |
       |
       |
       |   100%
       |________________  CRSS ARCHITECTS, INC.
       |
       |
       |
       |   100%
       |________________  CRSS CONSTRUCTORS INTERNATIONAL, INC.
                                           |
                                           |   100%
                                           |
                                   CRSS CONSTRUCTORS, INC.

                                  SCHEDULE 6.7

                                   LITIGATION




                                      NONE

                                 SCHEDULE 6.11

                                PERMITTED LIENS

1.       Liens now or hereafter securing the Obligation.

2. Any Lien securing Debt permitted hereunder incurred for the purchase or capital lease of one or more assets if such Lien encumbers only the assets so purchased or leased.

3. Pledges or deposits made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs.

4. Good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business.

5. Encumbrances and restrictions on the use of real property which do not materially impair the use thereof.

6. The following, if either (a) no amounts are due and payable and no Lien has been filed or agreed to or (b) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance, or (c) with respect to CLAUSES (A) - (C) below, such Liens secure amounts not in excess of $300,000 in the aggregate and on a consolidated basis at any time, and neither the value nor use of the property in the Company's business in question are materially affected:

         a.      Liens for Taxes;
         b. Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits;
         c. Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers, and landlords, and similar Liens); and
         d.      Adverse judgments on appeal.

7. Liens encumbering assets of any SPPE which is a Subsidiary of CRSS Capital, Inc., and securing the repayment of such Subsidiary's non-recourse (other than recourse to the encumbered assets) Debt.

8.       Any interest or title of a lessor in assets being leased to a Company.

9. Any Lien securing Debt permitted hereunder which exists on any asset prior to the acquisition thereof by a Company and which was not created in contemplation of such acquisition.

10. Liens securing a judgment or order for the payment of money not in excess of $1,000,000.

11.      Liens evidenced by the following financing statements:

         Filed against Borrower:

         Filed with Secretary of the State of Texas:

                 Financing Statement No. 88-00219126 filed on September 20, 1988, securing the interest of Vanguard Financial Services Corp. in a leased Sharp copier.

                 Financing Statement No. 88-00219127 filed on September 20, 1988, securing the interest of Vanguard Financial Services Corp. in a leased Sharp copier.

                 Financing Statement No. 90-00133371 filed on June 18, 1990, securing the interest of Suburban Trust and Savings Bank (assignee of El Camino Resources, Ltd.) in certain leased Liebert equipment.

                 Financing Statement No. 90-00133373 filed on June 18, 1990, securing the interest of Suburban Trust and Savings Bank (assignee of El Camino Resources, Ltd.) in certain leased Hitachi equipment.

                 Financing Statement No. 90-00142640 filed on June 28, 1990, securing the interest of El Camino Resources, Ltd., in a leased IBM printer.

                 Financing Statement No. 90-00145486 filed on July 2, 1990, securing the interest of El Camino Resources, Ltd. (assignee of Hitachi Data Systems), in "All right, title and interest in, to and under (1) Master Purchase Agreement No. Q0100/A, dated June 4, 1990, between debtor and secured party; (2) all payments due and to become due under said Agreement; (3) all computer and peripheral equipment subject to said Agreement."

                 Financing Statement No. 90-00149985 filed on July 9, 1990, securing the interest of Suburban Trust and Savings Bank (assignee of El Camino Resources, Ltd.) in certain leased IBM equipment.

                 Financing Statement No. 90-00165513 filed on July 30, 1990, securing the interest of Suburban Trust and Savings Bank (assignee of El Camino Resources, Ltd.) in certain leased IBM equipment.

                 Financing Statement No. 90-00169277 filed on August 6, 1990, securing the interest of NEMLC Leasing Corporation (assignee of LDI Financial Services Corp.) in certain leased office furniture and equipment.

                 Financing Statement No. 90-00192599 filed on September 10, 1990, securing the interest of Suburban Trust and Savings Bank (assignee of El Camino Resources, Ltd.) in certain leased IBM equipment.

                 Financing Statement No. 90-00193937 filed on September 10, 1990, securing the interest of El Camino Resources, Ltd., in certain leased IBM equipment.

                 Financing Statement No. 90-00214934 filed on October 9, 1990, securing the interest of NEMLC Leasing Corporation (assignee of LDI Financial Services Corp.) in certain leased office furniture and equipment.

                 Financing Statement No. 91-00005315 filed on January 11, 1991, securing the interest of NEMLC Leasing Corporation (assignee of LDI Financial Services Corp.) in certain leased office furniture and equipment.

                 Financing Statement No. 91-00012969 filed on January 25, 1991, securing the interest of LDI Financial Services Corp. in certain leased office furniture and equipment.

                 Financing Statement No. 91-00041156 filed on March 8, 1991, securing the interest of Bank of Highland Park (assignee of El Camino Resources, Ltd.) in certain leased computer equipment.

                 Financing Statement No. 91-00075415 filed on April 23, 1991, securing the interest of El Camino Resources, Ltd., in certain leased IBM computer equipment.

                 Financing Statement No. 91-00075416 filed on April 23, 1991, securing the interest of El Camino Resources, Ltd., in certain leased IBM computer equipment.

                 Financing Statement No. 91-00075427 filed on April 23, 1991, securing the interest of El Camino Resources, Ltd., in certain leased IBM computer equipment.

                 Financing Statement No. 91-00108104 filed on June 3, 1991, securing the interest of BOT Financial Corporation (assignee of LDI Financial Services Corp.) in certain leased office furniture and equipment.

                 Financing Statement No. 91-00108105 filed on June 3, 1991, securing the interest of BOT Financial Corporation (assignee of LDI Financial Services Corp.) in certain leased office furniture and equipment.

                 Financing Statement No. 91-00127877 filed on July 1, 1991, securing the interest of Orix Credit Alliance, Inc., in a leased soft-serve ice cream machine.

                 Financing Statement No. 91-00140704 filed on July 19, 1991, securing the interest of El Camino Resources, Ltd., in certain leased IBM computer equipment.

                 Financing Statement No. 91-00140705 filed on July 19, 1991, securing the interest of Phoenix Leasing Incorporated (assignee of El Camino Resources, Ltd.) in certain leased computer equipment.

                 Financing Statement No. 91-00140706 filed on July 19, 1991, securing the interest of Phoenix Leasing Incorporated (assignee of El Camino Resources, Ltd.) in certain leased computer equipment.

                 Financing Statement No. 91-00148175 filed on July 29, 1991, securing the interest of El Camino Resources, Ltd., in certain leased IBM computer equipment.

                 Financing Statement No. 91-00148179 filed on July 29, 1991, securing the interest of Phoenix Leasing Incorporated (assignee of El Camino Resources, Ltd.) in certain leased computer equipment.

                 Financing Statement No. 91-00174378 filed on September 9, 1991, securing the interest of El Camino Resources, Ltd., in certain leased computer equipment.

                 Financing Statement No. 91-00185455 filed on September 23, 1991, securing the interest of Phoenix Leasing Incorporated (assignee of El Camino Resources, Ltd.) in certain leased computer equipment.

                 Financing Statement No. 91-00185458 filed on September 23, 1991, securing the interest of Phoenix Leasing Incorporated (assignee of El Camino Resources, Ltd.) in certain leased computer equipment.

                 Financing Statement No. 91-00219365 filed on November 14, 1991, securing the interest of Liberty Federal Savings Bank (assignee of El Camino Resources, Ltd.) in certain leased computer equipment.

                 Financing Statement No. 92-00012591 filed on January 21, 1992, securing the interest of The CIT Group/Equipment Financing, Inc. (assignee of El Camino Resources, Ltd.) in certain leased computer equipment.

                 Financing Statement No. 92-00046815 filed on March 10, 1992, securing the interest of El Camino Resources, Ltd., in certain leased IBM computer equipment.

                 Financing Statement No. 92-00067053 filed on April 6, 1992, securing the interest of Phoenix Leasing Incorporated (assignee of El Camino Resources, Ltd.) in certain leased computer equipment.

                 Financing Statement No. 92-00169472 filed on August 24, 1992, securing the interest of LDI Corporation in certain leased equipment.

                 Financing Statement No. 92-00174593 filed on September 4, 1992, securing the interest of Comdisco, Inc., in certain leased equipment.

         Filed with Secretary of the State of Colorado (discovered during UCC lien search against CRSS Constructors, Inc.):

                 Financing Statement No. 912030480 filed on April 24, 1991, securing the interest of El Camino Resources, Ltd. in certain leased IBM computer equipment.

                 Financing Statement No. 922024992 filed on April 10, 1992, securing the interest of Phoenix Leasing Incorporated (assignee of El Camino Resources) in certain leased computer equipment.


         Filed against CRSS Constructors, Inc:

         Filed with Secretary of the State of Colorado:

                 Financing Statement No. 922030003 filed on April 28, 1992, securing the interest of Bankers Leasing Association, Inc., in certain leased equipment.

                 Financing Statement No. 882009095 filed on February 25, 1988, securing the interest of Grantree Furniture Rental in certain leased office furniture.

         Filed with Secretary of the State of Texas:

                 Financing Statement No. 91-00120829 filed on June 20, 1991, securing the interest of Texas Commerce Bank National Association (assignee of Lane Equipment Company) in certain ice machine equipment.


         Filed against CRSS Capital, Inc:

         Filed with Secretary of the State of Texas:

                 Financing Statement No. 88-00237937 filed on October 13, 1988, securing the interest of Transco Energy Marketing Company in a certain zero coupon bond issued by the United States of America having a value of $5,000,000 at maturity on May 15, 2006, together with related products and proceeds.


         Filed against CRS Sirrine Engineers, Inc:

         Filed with Secretary of the State of South Carolina:

                 Financing Statement No. 90-045047 filed on August 27, 1990, securing the interest of NEMLC Leasing Corporation (assignee of LDI Financial Services Corp.) in certain leased office furniture and equipment.

                 Financing Statement No. 90-052802 filed on October 9, 1990, securing the interest of LDI Financial Services Corp. in certain leased office furniture and equipment; assigned to NEMLC Leasing Corporation pursuant to Financing Statement Assignment No. 90-064611 filed on December 13, 1990. Additional leased office furniture and equipment added as collateral pursuant to Financing Statement Amendment No. 91-000407 filed on January 2, 1991.

                 Financing Statement No. 91-001435 filed on January 8, 1991, securing the interest of LDI Financial Services Corp. in certain leased office furniture and equipment; assigned to NEMLC Leasing Corporation pursuant to Financing Statement Amendment No. 91-020903 filed on April 25, 1991.

                 Financing Statement No. 91-029393 filed on June 14, 1991, securing the interest of BOT Financial Corporation (assignee of LDI Financial Services Corp.) in certain leased office furniture and equipment.

                 Financing Statement No. 91-032419 filed on July 1, 1991, securing the interest of Industrial Truck Sales & Service, Inc., in a Clark LP Gas Powered Lift Truck and accessories.

                 Financing Statement No. 92-030401 filed on June 29, 1992, securing the interest of NationsBanc Leasing Corporation of Georgia in certain leased office and computer equipment.

                 Financing Statement No. 93-0111-135321A filed on January 11, 1993, securing the interest of Barclays Bank PLC, New York Branch, as agent, in, among other things, accounts, general intangibles, chattel paper, instruments, contracts rights, and other property in which the secured party has acquired an interest pursuant to a certain Receivables Purchase Agreement dated as of January 14, 1993, among debtor, various financial institutions, and secured party.

                 Financing Statement No. 93-0111-140840A filed on January 11, 1993, securing the interest of Barclays Bank PLC, New York Branch, as agent, in, among other things, accounts, general intangibles, chattel paper, instruments, contracts rights, and other property in which the secured party has acquired an interest pursuant to a certain Receivables Purchase Agreement dated as of January 14, 1993, among debtor, Sheffield Receivables Corporation, and secured party.

                 Financing Statement No. 930726-144545A filed on June 11, 1993, securing the interest of Associates Leasing, Inc., in certain Motorola Products together with attachments, accessories, replacement parts, and repairs.

                 Financing Statement No. 930211-112348A filed on February 11, 1993, securing the interest of CCA Financial, Inc., in certain Intergraph IP2020 workstations.

         Filed with Secretary of the State of Texas (discovered during UCC lien search against CRSS Inc.):

                 Financing Statement No. 91-00012969 filed on January 25, 1991, securing the interest of LDI Financial Services Corp. in certain leased office furniture and equipment.

                                 SCHEDULE 6.13

                          TRANSACTIONS WITH AFFILIATES




                                      NONE

                                   EXHIBIT A


                                PROMISSORY NOTE

$________________               Houston, Texas          As of ____________, 1994


         FOR VALUE RECEIVED, CRSS INC. ("MAKER"), hereby promises to pay to the order of ___________________ ("PAYEE") on or before the Termination Date, the principal amount of __________________________________________________ AND
NO/100 DOLLARS ($___________________) or so much thereof as may be disbursed and outstanding hereunder, together with interest, as hereinafter described.

         This note has been executed and delivered under, and is subject to the terms of, the Amended and Restated Credit Agreement of even date herewith (as amended, supplemented, and replaced, the "CREDIT AGREEMENT"), among Maker, Agent, and the Lenders named therein (including, without limitation, Payee) and is one of the "Notes" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof. This note is a Loan Paper and, therefore, this note is subject to the applicable provisions of SECTION 13 of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim.

         Specific reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.

         This note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the Rights and duties of Maker and Payee and the validity, construction, enforcement, and interpretation hereof.

                                       CRSS INC.


                                       By:_____________________________________

                                             Name:_____________________________

                                             Title:____________________________

                                  EXHIBIT B

                                   GUARANTY

         THIS GUARANTY (as amended or restated, this "GUARANTY") is executed as of _______________, 1994, by each of the undersigned (each a "GUARANTOR" and collectively the "GUARANTORS") for the benefit of NationsBank of Texas, N.A., as Agent for the Lenders now or hereafter party to the Credit Agreement, as hereinafter defined.

                                    RECITALS

         A. CRSS Inc. ("BORROWER"), Agent, and Lenders have executed an amended and restated credit agreement of even date herewith (as amended, supplemented, or restated, the "CREDIT AGREEMENT"), together with certain other Loan Papers.

         B. Each Guarantor is a direct or indirect wholly-owned Subsidiary of Borrower.

         C. Each Guarantor may benefit by Borrower's execution of the Credit Agreement as a result of terms therein that permit each Guarantor to be the indirect recipient of funds advanced by Lenders to Borrower under the Credit Agreement or the account party of LCs issued by Agent pursuant thereto.

         D. It is expressly understood among Borrower, Guarantors, Agent, and Lenders that the execution and delivery of this Guaranty is a requirement to Agent's and Lenders' execution of the Credit Agreement and the other Loan Papers and is an integral part of the transactions contemplated by the Loan Papers and a condition precedent to Lenders' obligations to extend credit under the Credit Agreement and Agent's obligation to issue LCs under the Credit Agreement.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby jointly and severally guarantees to Lenders the prompt payment at maturity (by acceleration or otherwise), and at all times thereafter, of the Guaranteed Indebtedness (hereinafter defined), this Guaranty being upon the following terms and conditions:

         1. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

         2. The term "BORROWER" shall include, without limitation, Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Borrower or all or substantially all of its assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Law from time to time in effect affecting the rights of creditors generally.

         3. The term "GUARANTEED INDEBTEDNESS" means the Obligation as defined in the Credit Agreement (including, without limitation, amounts that would become due but for operation of any applicable provision of Title 11 of the United States Code (including, without limitation, 11 U.S.C. Section Section 502 and 506)), together with all pre- and post-maturity interest thereon (including, without limitation, all post-petition interest if Borrower or any Consolidated Subsidiary voluntarily or involuntarily files for bankruptcy protection) and any and all costs, attorneys' fees and expenses reasonably incurred by Agent or any Lender to enforce Borrower's, any Guarantor's, or any other obligor's, payment of any of the foregoing indebtedness.

         4. This instrument shall be an absolute, irrevocable, and continuing guaranty, and the circumstance that at any time or from time to time the Guaranteed Indebtedness may be paid in full shall not affect the obligation of any Guarantor with respect to the Guaranteed Indebtedness of Borrower to Lenders thereafter incurred; provided that any Guarantor may give written notice to Agent and each Lender that such Guarantor will not be liable hereunder for any indebtedness of Borrower incurred after the giving of such notice (which notice shall not be deemed to have been given until actually received by Agent and each Lender), and in such event such Guarantor shall remain liable on its obligations hereunder until the payment in full of (a) the Guaranteed Indebtedness as it exists at the date of the giving of such notice, and (b) credit extended after such notice pursuant to the Credit Agreement or pursuant to any obligation of Agent or any Lender under any other commitment or agreement made to or with Borrower prior to the giving of such notice. Notwithstanding any contrary provision herein, each Guarantor's aggregate payments in respect of the Guaranteed Indebtedness shall be limited, to the extent, if any, required so that its obligations under this Guaranty shall not be subject to avoidance under any Debtor Relief Law. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution which such Guarantor may have hereunder or under applicable Law shall be taken into account.

         5. If any Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent or Lenders hereunder shall be cumulative of any and all other rights that Agent or Lenders may ever have against such Guarantor. The exercise by Agent or Lenders of any right or remedy hereunder or under any other agreement, document, or instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. No Guarantor will assert, enforce or otherwise exercise (a) any right of subrogation to any of the rights or liens of the Agent or Lenders or any other beneficiary against the Borrower or any other obligor on the Guaranteed Indebtedness or any collateral or other security, or (b) any right of recourse, reimbursement, subrogation, contribution, indemnification or similar right against the Borrower or any other obligor on all or any part of the Guaranteed Indebtedness or any guarantor thereof, and each Guarantor irrevocably waives any and all of the foregoing rights (whether such rights arise in equity, under contract, by statute, under common law or otherwise).

         6. Upon the occurrence and continuance of a Default, each Guarantor shall, on demand and without further notice of dishonor, without any notice having been given to it previous to such demand of the acceptance by Agent or Lenders of this Guaranty, and without any notice having been given to it previous to such demand of the creating or incurring of such indebtedness, pay the amount of the Guaranteed Indebtedness then due and payable to Agent and Lenders, and it shall not be necessary for Agent or Lenders, in order to enforce such payment by any Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on such indebtedness, or to enforce rights against any security ever given to secure such indebtedness.

         7. All principal of and interest on all indebtedness, liabilities, and obligations of Borrower to any Guarantor (the "SUBORDINATED DEBT"), whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due to such Guarantor, or held or to be held by such Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the final payment in full of the Guaranteed Indebtedness. Each Guarantor agrees not to receive or accept any payment from Borrower with respect to the Subordinated Debt at any time a Default has occurred and is continuing; and, in the event any Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, such Guarantor will hold any such payment in trust for Agent and Lenders and forthwith turn it over to Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Indebtedness.

         8. Each Guarantor hereby agrees that its obligations under the terms of this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any one or more of the following events: (a) Agent's or Lenders' taking or accepting of any other security or guaranty for any or all of the Guaranteed Indebtedness; (b) any release, surrender, exchange, subordination, or loss of any security at any time existing in connection with any or all of the Guaranteed Indebtedness; (c) any full or partial release of the liability of any other obligor on the Obligation; (d) the insolvency, bankruptcy, or lack of corporate power of Borrower, any of the undersigned, or any party at any time liable for the payment of any or all of the Guaranteed Indebtedness, whether now existing or hereafter occurring; (e) any renewal, extension, or rearrangement of the payment of any or all of the Guaranteed Indebtedness, either with or without notice to or consent of any Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Agent or any Lender to Borrower, any Guarantor, or any other obligor on the Obligation; (f) any neglect, delay, omission, failure, or refusal of Agent or any Lender to take or prosecute any action for the collection of any or all of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing any or all of the Guaranteed Indebtedness; (g) any failure of Agent or any Lender to notify any Guarantor of any renewal, extension, or assignment of any or all of the Guaranteed Indebtedness, or the release of any security or of any other action taken or refrained from being taken by Agent or any Lender against Borrower or any new agreement between Agent, any Lender, and Borrower, it being understood that neither Agent nor any Lender shall be required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Guaranteed Indebtedness, other than any notice required to be given to such Guarantor elsewhere herein; (h) the unenforceability of any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law, the act of creating the Guaranteed Indebtedness, or any part thereof, is ultra vires, or the officers creating same exceeded their authority or violated their fiduciary duties in connection therewith; or (i) any payment of the Obligation to Agent or Lenders is held to constitute a preference under any Debtor Relief Law or if for any other reason Agent or any Lender is required to refund such payment or make payment to someone else (and in each such instance this Guaranty shall be reinstated in an amount equal to such payment).

         9. Each Guarantor hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Indebtedness or require suit against Borrower or others, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended (regarding such Guarantor's right to require Agent or Lenders to sue Borrower on accrued right of action following such Guarantor's written notice to Agent or Lenders), Section 17.001 of the Texas Civil Practice and Remedies Code, as amended (allowing suit against such Guarantor without suit against Borrower, but precluding entry of judgment against such Guarantor prior to entry of judgment against Borrower), Rule 31 of the Texas Rules of Civil Procedure, as amended (requiring Agent or Lenders to join Borrower in any suit against such Guarantor unless judgment has been previously entered against Borrower), or otherwise.

         10. Each Guarantor acknowledges that certain representations and warranties set forth in the Credit Agreement are in respect of it, and each Guarantor reaffirms that each such representation and warranty is true and correct. Furthermore, each Guarantor represents and warrants to Agent and Lenders that its liability and obligation hereunder may reasonably be expected to benefit it directly or indirectly.

         11. Each Guarantor acknowledges that certain covenants set forth in the Credit Agreement are in respect of it or shall be imposed upon it, and each Guarantor covenants and agrees to promptly and properly perform, observe, and comply with each such covenant. Furthermore, each Guarantor shall, jointly and severally, indemnify, protect, and hold Agent and Lenders and their respective parents, subsidiaries, directors, officers, employees, representatives, agents, successors, permitted assigns, and attorneys (collectively, the "INDEMNIFIED PARTIES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, and proceedings and all costs, expenses (including, without limitation, all reasonable attorneys' fees and legal expenses whether or not suit is brought), and reasonable disbursements of any kind or nature (the "INDEMNIFIED LIABILITIES") that may at any time be imposed on, incurred by, or asserted against the indemnified parties, in any way relating to or arising out of (a) the direct or indirect result of the violation by any Company of any Environmental Law, (b) any Company's generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence in connection with its properties of a Hazardous Substance (including, without limitation, (i) all damages from any use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (ii) the costs of any environmental investigation, monitoring, repair, cleanup, or detoxification and the preparation and implementation of any closure, remedial, or other plans), or
(c) the Loan Papers or any of the transactions contemplated therein. However, although each indemnified party has the Right to be indemnified under the Loan Papers for its own ordinary negligence, no indemnified party has the Right to be indemnified under the Loan Papers for its own fraud, gross negligence, or willful misconduct. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Guaranty.

         12. Each Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Credit Agreement and such other documents and information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to Borrower's and each other Guarantor's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Agent or any Lender as to such creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting (a) Borrower's ability to perform under the Credit Agreement and the other Loan Papers to which it is a party or (b) any collateral securing all or any part of the Guaranteed Indebtedness.

         13. The Guaranteed Indebtedness shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed Indebtedness) of Borrower or any other party against Agent or Lenders or against payment of the Guaranteed Indebtedness, whether such offset, claim, or defense arises in connection with the Guaranteed Indebtedness or otherwise.

         14. This Guaranty is for the benefit of Agent and Lenders and their respective successors and assigns. Each Guarantor acknowledges that in the event of an assignment of the Guaranteed Indebtedness or any part thereof in accordance with the Credit Agreement, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding on each Guarantor and its successors and permitted assigns.

         15. This Guaranty is a Loan Paper and, therefore, this Guaranty is subject to the applicable provisions of SECTION 13 of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim.

         This Guaranty is executed as of the first date set forth herein.


                                       CRSS SERVICES, INC.
                                       CRS SIRRINE ENGINEERS, INC.



                                       By:_____________________________________
                                             William J. Gardiner,
                                             Vice President of each of the
                                             above corporations


                                       CRSS ARCHITECTS, INC.
                                       CRSS CONSTRUCTORS, INC.



                                       By:_____________________________________
                                             John St. Wrba,
                                             Assistant Treasurer of each of the
                                             above corporations

                                       CRSS CONSTRUCTORS INTERNATIONAL, INC.



                                       By:_____________________________________
                                             John St. Wrba,
                                             Vice President

                                   EXHIBIT C

                              NOTICE OF BORROWING



                              ______________, 19__



NationsBank of Texas, N.A.,
         as Agent for the Lenders as defined
         in the Credit Agreement referred to below
Corporate Banking Group
700 Louisiana, 8th Floor
Houston, Texas  77002
Attn:    Boyd P. Gentry
         Fax:  (713) 247-6719


         Reference is made to the Amended and Restated Credit Agreement dated as of January 18, 1994 (as amended, supplemented, or replaced from time to time, the "CREDIT AGREEMENT"), among the the undersigned, the Lenders named therein, and NationsBank of Texas, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to SECTION 2.2(A) of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)  Borrowing Date of Borrowing (a Business Day)       _______________________
(B)  Principal Amount of Borrowing*                     _______________________
(C)  Type of Borrowing**                                _______________________
(D)  For LIBOR Rate Borrowing, Interest Period
      and the last day thereof***                       _______________________

         Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date specified herein after giving effect to such Borrowing:

             (a) all of the representations and warranties in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Credit Agreement);

             (b) no change in the financial condition of any Company which could be a Material Adverse Event has occurred; and

NationsBank of Texas, N.A., as Agent
Page 2
________________, 19___


             (c) no Default or Potential Default has occurred and is continuing.

                                       Very truly yours,

                                       CRSS INC.


                                       By:_____________________________________

                                             Name:_____________________________

                                             Title:____________________________


   * Not less than $500,000 or a greater integral multiple of $100,000 (if a Base Rate Borrowing); not less than $2,000,000 or a greater integral multiple of $500,000 (if a LIBOR Rate Borrowing).

  **     LIBOR Rate Borrowing or Base Rate Borrowing.

 ***     LIBOR Rate Borrowing -- 1, 2, or 3 months.
         In no event may the Interest Period end after the Termination Date.

                                  EXHIBIT D

                                 NOTICE OF LC


                             ______________, 19__




NationsBank of Texas, N.A.,
       as Agent for the Lenders as defined
       in the Credit Agreement referred to below
Corporate Banking Group
700 Louisiana, 8th Floor
Houston, Texas  77002
Attn:    Boyd P. Gentry
         Fax:  (713) 247-6719


         Reference is made to the Amended and Restated Credit Agreement dated as of January 18, 1994 (as amended, supplemented, or restated, the "CREDIT AGREEMENT"), among the undersigned, the Lenders named therein, and NationsBank of Texas, N.A., as Agent. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

         The undersigned hereby gives you notice pursuant to SECTION 2.3(A) of the Credit Agreement that it requests the issuance of an LC under the LC Subfacility, and in that connection sets forth below the terms on which such LC is requested to be issued:

(A)  Face amount of the LC*                                ____________________
(B)  Date on which the LC is to be issued (a Business Day) ____________________
(C)  Expiration date of the LC**                           ____________________


   * Not greater than the lesser of (a) an amount which when added to the existing LC Exposure does not exceed $25,000,000 or (b) the unused and available portion of the Total Commitment.

   ** Not later than 13 months after issuance (subject to self-extension with up to 120 days' cancellation notice by Agent to the beneficiary).


         Accompanying this notice is a duly executed and properly completed LC Agreement in the form requested by Agent, together with the payment of any LC fees due and payable pursuant to SECTION 4.3 of the Credit Agreement.

NationsBank of Texas, N.A., as Agent
Page 2
_______________, 19__



         Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date specified herein for issuance of the LC after giving effect to the issuance of such LC:

             (a) all of the representations and warranties in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Credit Agreement);

             (b) no Material Adverse Event has occurred; and

             (c) no Default or Potential Default has occurred and is continuing.


                                       Very truly yours,

                                       CRSS INC.


                                       By:_____________________________________

                                             Name:_____________________________

                                             Title:____________________________

                                   EXHIBIT E

                              NOTICE OF CONVERSION

                              ______________, 19__

NationsBank of Texas, N.A.,
      as Agent for the Lenders as defined
      in the Credit Agreement referred to below
Corporate Banking Group
700 Louisiana, 8th Floor
Houston, Texas  77002
Attn:    Boyd P. Gentry
         Fax:  (713) 247-6719

         Reference is made to the Amended and Restated Credit Agreement dated as of January 18, 1994 (as amended, supplemented, or restated, the "CREDIT AGREEMENT"), among the undersigned, the Lenders named therein, and NationsBank of Texas, N.A., as Agent. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

         The undersigned hereby gives you notice pursuant to SECTION 3.10 of the Credit Agreement that it elects to convert a Borrowing under the Credit Agreement from one Type to another Type or elects a new Interest Period for a LIBOR Rate Borrowing, and in that connection sets forth below the terms on which such election is requested to be made:

(A)      Date of conversion or last day of
         applicable Interest Period (a Business Day)___________________________

(B)      Type** and Principal Amount* of Existing
         Borrowing being converted_____________________________________________

(C)      New Type of Borrowing selected**______________________________________

(D)      For conversion to a LIBOR Rate Borrowing, the
         Interest Period selected and the last day thereof***__________________

(E)      Type** and Principal Amount* of Existing Borrowing
         Being Continued_______________________________________________________

(F)      For continuation of a LIBOR Rate Borrowing, the
         Interest Period selected and the last day thereof***__________________


                                       Very truly yours,

                                       CRSS INC.


                                       By:_____________________________________

                                             Name:_____________________________

                                             Title:____________________________

   * Not less than $500,000 or a greater integral multiple of $100,000 (if a Base Rate Borrowing); not less than $2,000,000 or a greater integral multiple of $500,000 (if a LIBOR Rate Borrowing).

  **     LIBOR Rate Borrowing or Base Rate Borrowing.

 *** 1, 2, or 3 months. The Interest Period may not end after the Termination Date.

                                   EXHIBIT F

                             COMPLIANCE CERTIFICATE
                  FOR _____________ ENDED _____________, 19__





NationsBank of Texas, N.A.,
         as Agent for the Lenders as defined
         in the Credit Agreement referred to below
Corporate Banking Group
700 Louisiana, 8th Floor
Houston, Texas  77002
Attn:        Boyd P. Gentry
             Fax:  (713) 247-6719

         Reference is made to the Amended and Restated Credit Agreement dated as of January 18, 1994 (as amended, supplemented, or restated, the "CREDIT AGREEMENT"), among CRSS Inc., the Lenders named therein, and NationsBank of Texas, N.A., as Agent. Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

         This certificate is delivered pursuant to SECTION {7.1(A)} {7.1(B)} {8.8(K)} of the Credit Agreement.

         I certify to Agent that I am a Responsible Officer of Borrower on the date hereof and that:

         {Insert the following Paragraph 1 in Compliance Certificate delivered under SECTION 7.1}.

         1. The Financial Statements attached hereto were prepared in accordance with GAAP (except for the omission of footnotes from Financial Statements delivered pursuant to SECTION 7.1(B)) and present fairly, in all material respects, the consolidated and consolidating financial condition and results of operations of the Companies as of, and for the _____________________ ending on ______________, 19____ (the "SUBJECT PERIOD"). During the Subject Period, no Default has occurred which has not been cured or waived (except for any Defaults set forth on the attached schedule). Evidence of compliance by Borrower with the financial covenants of SECTION 9 of the Credit Agreement as of the last day of the Subject Period is set forth on the calculation worksheet attached as ANNEX I to this Certificate.

         {Insert the following Paragraph 1 in Compliance Certificate delivered under SECTION 8.8(K)}.

         1. Borrower proposes to make the following investment under SECTION 8.8(K) of the Credit Agreement (the "Proposed Investment"):

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

No Default has occurred which has not been cured or waived since the date of the last Compliance Certificate delivered under the Credit Agreement. Evidence of compliance by Borrower with the financial covenants of SECTION 9 of the Credit Agreement immediately after making the Proposed Investment is set forth on the calculation worksheet attached as ANNEX I to this Certificate.

         2. This certificate is being delivered on behalf of Borrower. No person or entity other than Agent and Lenders (collectively, the "SUBJECT RECIPIENTS") shall be entitled to receive or rely upon this certificate for any purpose. The Subject Recipients agree by their acceptance hereof that (a) they shall look solely to Borrower for any loss, cost, damage, expense, claim, demand, suit or cause of action arising out of or relating in any way to this certificate or its preparation and delivery, and (b) the undersigned shall not under any circumstances have any personal liability whatsoever for the preparation or execution of this certificate.

                                       Very truly yours,



                                       By:_____________________________________

                                             Name:_____________________________

                                             Title:____________________________

                              ANNEX I TO EXHIBIT F

                   FINANCIAL COVENANTS CALCULATION WORKSHEET


SECTION 9.1: CASH FLOW COVERAGE (calculated as follows on a consolidated basis for Borrower and its Consolidated Subsidiaries (excluding CRSS Capital, Inc., unless and until it becomes a wholly-owned Subsidiary of Borrower):

         1.  Recurring earnings from continuing operations, excluding extraordinary gains and losses and before taxes (for the
             most recently-completed four fiscal quarters of Borrower)                 $______________


         2.  Cash Taxes Paid or Cash Tax Refunds Received (for the most
             recently-completed four fiscal quarters of Borrower)                                             $______________


         3.  Depreciation and amortization expense (for the most
             recently-completed four fiscal quarters of Borrower)                      $______________


         4.  Other non-cash operating items                                            $______________


         5.  CRSS Capital, Inc. Cash Flow                                              $______________

             a.  Distributions from SPPEs                                              $______________

             b.  Administrative Fees from SPPEs                                        $______________

             c.  SPPE Administrative Expenses                                          $______________

             (a + b - c)                                                               $______________


         6.  Total Cash Sources (1 + or - 2 + 3 + or - 4 + 5)                          $______________


         7.  33% of the sum of (i) Principal Debt, and (ii) 50% of LC Exposure         $______________


         8.  Funded Debt due within one year (excluding the Obligation, reimbursement obligations on undrawn letters of credit, and Funded Debt as to which no recourse to any such Company exists other than recourse only to specific
             assets of a direct or indirect Subsidiary of CRSS Capital, Inc.)          $______________


         9.  Capital expenditures during the four most recently-
             completed fiscal quarters of Borrower                                     $______________


         10. The greater of (i) zero, and (ii) 33% of the sum of (x) all Obligatory
             Payments scheduled to be made in the next 12 months, and (y) 50% of all
             Obligatory Payments scheduled to be made after the 12th succeeding month, but on or before the Termination Date, minus Unencumbered Cash of Borrower
             and its Consolidated Subsidiaries                                         $______________


         11. All cash dividends paid during the four most recently-
             completed fiscal quarters of Borrower                                     $______________


         12. All cash purchases of treasury stock during the four most recently-completed fiscal quarters of Borrower

      13. Total Cash Uses (7 + 8 + 9 + 10 + 11 + 12)                                   $______________

      14. Ratio of 6 to 13                                                              __.___ to 1.00

      15. Minimum Ratio:   Through March 31, 1994                                         1.00 to 1.00
          April 1, 1994 through June 30, 1994                                             1.10 to 1.00
          From July 1, 1994                                                               1.20 to 1.00

SECTION 9.2:     NET WORTH

Actual:

       1.  Consolidated stockholders' equity of Borrower and its
           Consolidated Subsidiaries, calculated in accordance with GAAP               $_______________

       2.  Currency translation adjustments                                            $_______________

       3.  Adjusted consolidated stockholders' equity (1 + or - 2)                                              $_______________

Minimum Required:

       4.  Base                                                                              $81,500,000

       5.  50% of Borrower's consolidated positive net income earned during
           each fiscal quarter after September 30, 1993                                                         $_______________

       6.  100% of any addition to paid-in capital after September 30, 1993,
           resulting from non-cash sources (i.e., acquisitions)                                                 $_______________

       7.  50% of any addition to paid-in capital after September 30, 1993, resulting from cash sources (i.e., sales by Borrower of its capital stock
           other than sales to employees pursuant to employee incentive plans)                                  $_______________

       8.  Required minimum consolidated stockholders' equity (4 + 5 + 6 + 7)          $_______________

SECTION 9.3:     LIQUIDITY RATIO

       1.  All Unencumbered Cash of Borrower and its Consolidated Subsidiaries         $_______________

       2.  Total Commitment                                                            $_______________

       3.  Principal Debt                                                              $_______________

       4.  LC Exposure                                                                 $_______________

       5.  Subtotal (1 + 2 - 3 - 4)                                                    $_______________

       6.  The sum of (i) 100% of all Obligatory Payments scheduled to be made in the next 12 months, and (ii) 50% of all Obligatory Payments scheduled to be made after the 12th succeeding month, but on or
           before the Termination Date                                                 $_______________

       7.  Ratio of 5 to 6                                                              ___.___ to 1.00

8.  Minimum Ratio                                                                                            1.00 to 1.00

SECTION 9.4:     LEVERAGE RATIO

         1.  Recourse Funded Debt of Borrower and its
             Consolidated Subsidiariescalculated on a consolidated basis

             a.  borrowed money                                                    $________________

             b.  capital lease obligations                                                              $________________

                     Sub-total                                                     $________________

         2.  50% of reimbursement obligations with respect
             to letters of credit issued in lieu of retainage
             on project payments and as performance
             guaranties                                                            $________________

         3.  Adjusted Consolidated Debt (1 - 2)                                    $________________

         4.  Adjusted consolidated stockholders' equity                            $________________

         5.  Write-ups of assets of a going concern business
             made within twelve months after the acquisition
             of such business) subsequent to September 30, 1993,
             in the book value of any asset owned by Borrower
             or any Consolidated Subsidiary                                        $________________

         6.  Unamortized debt discount and expense, unamortized
             deferred charges (including deferred taxes),
             goodwill, patents, trademarks, service marks,
             trade names, copyrights, organization or
             developmental expenses, and other intangible
             assets                                                                $________________

         7.  Consolidated Tangible Net Worth (4 - 5 - 6)                                                $________________

         8.  Ratio of 3 to 7                                                          __.___ to 1.00

         9.  Maximum permitted ratio                                                    0.60 to 1.00

         CASH FLOW TO FUNDED DEBT PRICING FORMULA. Cash Flow is calculated in accordance with GAAP on a consolidated basis for Borrower and its Consolidated Subsidiaries (excluding CRSS Capital, Inc., unless and until it becomes a wholly-owned Subsidiary of Borrower) for the most recently completed four fiscal quarters of Borrower. Funded Debt is calculated as of the last day of such four fiscal quarter period.

         1.  Recurring earnings from continuing operations,
             excluding extraordinary gains and losses and
             before taxes (for the most recently-completed
             four fiscal quarters of Borrower)                                     $________________

         2.  Cash Taxes Paid or Cash Tax Refunds Received
             (for the most recently-completed four fiscal
             quarters of Borrower)                                                                      $________________

         3.  Depreciation and amortization expense (for the
             most recently-completed four fiscal quarters
             of Borrower)                                                          $________________


         4.  All cash dividends paid and all cash purchases of treasury stock during the four most recently-completed fiscal
             quarters of Borrower
                                                                               $______________
         5.  CRSS Capital, Inc. Cash Flow

             a.  Distributions from SPPEs
                                                                               $______________
             b.  Administrative Fees from SPPEs
                                                                               $______________
             c.  SPPE Administrative Expenses
                                                                               $______________
             (a + b - c)
                                                                               $______________
         6.  Total Cash Flow (1 + or - 2 + 3 - 4 + 5)
                                                                               $______________
         7.  Recourse Funded Debt of Borrower and its Consolidated
             Subsidiaries calculated on a consolidated basis

             a.  borrowed money

             b.  capital lease obligations                                     $______________

                     Sub-total                                                                           $______________

         8.  Ratio of 6 to 7                                                   $______________

         9.  Applicable Margin                                                  __.___ to 1.00


                                             Applicable           Applicable
                                             Margin for           Margin for
                                             Base Rate            LIBOR Rate
       Ratio of Funded Debt to Cash Flow     Borrowings           Borrowings
       ---------------------------------     ----------           ----------
       Less than or equal to 1.0 to 1.0        0.000%               0.750%

       Greater than 1.0 to 1.0 but less        0.000%               1.125%
       than or equal to 2.0 to 1.0

       Greater than 2.0 to 1.0                 0.250%               1.500%


         10. Applicable Percentage


             Ratio of Funded Debt to              Applicable
                    Cash Flow                     Percentage
                    ---------                     ----------
          Less than or equal to 1.0 to 1.0          0.250%

          Greater than 1.0 to 1.0 but less          0.250%
          than or equal to 2.0 to 1.0

          Greater than 2.0 to 1.0                   0.375%

                                   EXHIBIT G

                                   ASSIGNMENT

         Reference is made to the Amended and Restated Credit Agreement dated as of January 18, 1994 (as amended through the date hereof, the "CREDIT AGREEMENT"), among CRSS Inc. ("BORROWER"), NationsBank of Texas, N.A., as agent ("AGENT"), and NationsBank of Texas, N.A., and the other financial institutions party thereto from time to time (collectively, "LENDERS"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

         ______________________ (the "ASSIGNOR"), and _______________________
(the "ASSIGNEE") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee (without recourse to the Assignor) all of its Rights under the Loan Papers, and the Assignee hereby purchases and accepts from the Assignor such Rights and assumes all of the obligations of the Assignor under Loan Papers, including, without limitation, (a) all Borrowings funded by the Assignor and outstanding on the Effective Date (as defined below), together with interest accruing thereon on and after the Effective Date, (b) all LCs issued and uncancelled as of the Effective Date, and (c) the commitment fee (as described in SECTION 4.4 of the Credit Agreement) that is earned by Lenders from and after the Effective Date and paid by Borrower after the Effective Date. From and after the Effective Date, (x) the Assignee shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder and under the other Loan Papers and (y) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Papers.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made by Borrower or any other Company in or in connection with the Credit Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency, collectibility, or value of the Credit Agreement or any other Loan Paper, other than that it is the sole legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any claim, encumbrance, or participation; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Company or the performance or observance by Borrower or any other Company of any of its respective obligations under the Credit Agreement or any other Loan Paper; (c) represents and warrants that (i) it possesses all requisite authority and power to execute, deliver, and comply with the terms of the Loan Papers (including, without limitation, this Assignment), (ii) the Credit Agreement and the instruments contemplated therein constitute the entire agreement between Borrower, Agent, and Lenders [include following proviso if Agent is Assignor: (provided, however, that Assignor and Borrower have executed a fee letter dated as of January 18, 1994, that does not inure to the benefit of any Lender or Assignee)], (iii) the Credit Agreement has not been amended, and (iv) to its knowledge, no Default or Potential Default has occurred pursuant to the Loan Papers; and (d) attaches the Note held by it and requests that Agent exchange such Note for a new Note executed by Borrower and payable to the Assignee in a principal amount equal to $_________________.

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment; (b) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (c) agrees that it will, independently and without reliance upon Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by




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
the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (f) represents and warrants that it does not consider any amount paid by it to the Assignor hereunder a loan by it to the Assignor; and (g) (i) represents and warrants to the Assignor that under applicable laws and treaties no taxes will be required to be withheld by Agent, Borrower, or the Assignor with respect to any payments to be made to the Assignor in respect of the Obligation, (ii) attaches hereto two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments made on the Obligation), and (iii) agrees to provide to the Assignor, Agent, and Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.(1)

         4. The effective date for this Assignment shall be ______________, 19___ (the "EFFECTIVE DATE").

         5. From and after the Effective Date, Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

         6. This Assignment shall be governed by and construed in accordance with the laws of the State of _____________.

         7. This Assignment (a) embodies the entire agreement between the parties, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by an authorized officer of each party hereto, (b) is not intended to evidence a "purchase" or "sale" of a "security" within the meaning of any Law, and (c) may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which shall constitute, collectively, one agreement; but, in making proof of this Assignment, it shall not be necessary to reproduce or account for more than one such counterpart.

         8. Any amounts due hereunder from the Assignor to the Assignee shall be wire transferred by the Assignor to Assignee's account at ____________________, ABA #________, for credit to ________________________,
Attention: ______________________; Reference: CRSS. Any amounts due hereunder from the Assignee to the Assignor shall be wire transferred by the Assignee to the Assignor's account at _____________________, ABA #___________, for credit to ________________________, Attention: ______________________;
Reference: CRSS. For purposes of amending SCHEDULE 1 to the Credit Agreement, the Assignee's address, contact person, and facsimile number are as follows:

____________________________________________________________________
____________________________________________________________________
____________________________________________________________________
                                  Attention:   _____________________
                                  FAX:         _____________________





__________________________________

        (1)   Clause (g) may be deleted if Assignee is not a foreign entity.

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
         EXECUTED as of _________, 19___, with an "Effective Date" of ___________, 19___.


ASSIGNOR                                   ASSIGNEE


By:                                     By:___________________________________
         Name:                                Name:___________________________
         Title:                               Title:__________________________


CONSENTED TO:(2)

NATIONSBANK OF TEXAS, N.A.,                CRSS INC.
as Agent                                as Borrower

By:                                     By:___________________________________
         Name:                                Name:___________________________
         Title:                               Title:__________________________





__________________________________

         (2)   Consent not required if Assignee is Affiliate of Assignor.

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